================================================================================



                                 SUNSOURCE INC.
                         AND ITS SUBSIDIARIES SET FORTH
                       ON SCHEDULE 1 HERETO, AS OBLIGORS,
                         AND ITS SUBSIDIARIES SET FORTH
                       ON SCHEDULE 2 HERETO, AS GUARANTORS

                                ----------------



                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT




                          Dated as of December 31, 1998


                                ----------------


                           7.66% Senior Notes due 2002



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
BACKGROUND........................................................................................................1

SECTION 1.  ISSUANCE OF NOTES.....................................................................................2
                           1.1.   Authorization...................................................................2
                           1.2.   Issuance of Note; the Closing...................................................2
                           1.3.   Representations of the Purchaser................................................2
                           1.4.   Surcharge Rate..................................................................3

SECTION 2.  REPRESENTATIONS OF THE COMPANY AND SUBSIDIARIES.......................................................3
                           2.1.   Organization and Good Standing..................................................3
                           2.2.   Power and Authority; Validity of Agreement......................................3
                           2.3.   No Violation of Laws or Agreements..............................................4
                           2.4.   Material Contracts..............................................................4
                           2.5.   Compliance......................................................................4
                           2.6.   Litigation......................................................................4
                           2.7.   Title to Assets.................................................................4
                           2.8.   Capital Stock...................................................................5
                           2.9.   Accuracy of Information; Full Disclosure........................................5
                           2.10.  Taxes and Assessments...........................................................5
                           2.11.  Indebtedness....................................................................6
                           2.12.  Management Agreements...........................................................6
                           2.13.  Subsidiaries and Investments....................................................6
                           2.14.  ERISA...........................................................................6
                           2.15.  Fees and Commissions............................................................7
                           2.16.  No Extension of Credit for Securities...........................................7
                           2.17.  Hazardous Wastes, Substances and Petroleum Products.............................8
                           2.18.  Solvency........................................................................8
                           2.19.  Investment Company Act..........................................................9
                           2.20.  Private Offering by the Company.................................................9
                           2.21.  Solvency........................................................................9
                           2.22.  Foreign Assets Control Regulations..............................................9
                           2.23.  Year 2000 Compliance............................................................9

SECTION 3.  CONDITIONS OF CLOSING.................................................................................9
                           3.1.  Proceedings Satisfactory.........................................................9
                           3.2.  Intentionally Omitted...........................................................10
                           3.3.  Opinion of Counsel for the Company..............................................10
                           3.4.  Authorization Documents; Officer's Certificate..................................10
                           3.5.  Legality........................................................................10
                           3.6.  Financial Information...........................................................10


                                                                                                               Page
                                                                                                               ----
                           3.7.  Private Placement Number........................................................10
                           3.8.  Credit Agreement................................................................10
                           3.9.  Intentionally Omitted...........................................................10
                           3.10. Insurance.......................................................................10
                           3.11. Junior Subordinated Debentures..................................................11

SECTION 4.  PREPAYMENT OF THE NOTES..............................................................................11
                           4.1.  Mandatory Repayments of the Notes...............................................11
                           4.2.  Optional Prepayment of the Notes................................................11
                           4.3.  Notice of Prepayment; Make-Whole Computations...................................11
                           4.4.  Allocation of Prepayments.......................................................12
                           4.5.  Surrender of Notes; Notation Thereon............................................12
                           4.6.  Purchase of Notes...............................................................12
                           4.7.  Special Prepayment for Change of Control........................................12
                           4.8.  Prepayment in Connection with a Sale of Material Assets.........................13

SECTION 5.  AFFIRMATIVE COVENANTS................................................................................13
                           5.1.  Existence and Good Standing.....................................................13
                           5.2.  Quarterly Financial Statements..................................................14
                           5.3.  Annual Financial Statements.....................................................14
                           5.4.  Annual Budget...................................................................14
                           5.5.  Public Information..............................................................14
                           5.6.  Books and Records...............................................................15
                           5.7.  Properties; Insurance...........................................................15
                           5.8.  Notices.........................................................................15
                           5.9.  Taxes...........................................................................15
                           5.10. Compliance; Notification........................................................15
                           5.11. ERISA...........................................................................16
                           5.12. Capitalization Ratio............................................................16
                           5.13. Fixed Charge Coverage Ratio.....................................................17
                           5.14. Leverage Ratio..................................................................17
                           5.15. Management Changes..............................................................17
                           5.16. Subsequent Credit Terms.........................................................17
                           5.17. Use of Proceeds.................................................................17
                           5.18. Transactions Among Affiliates...................................................18
                           5.19. Joinder of Subsidiaries.........................................................18
                           5.20. Year 2000 Compliance............................................................18
                           5.21. Supporting Information..........................................................18
                           5.22. Other Information...............................................................18

SECTION 6.  NEGATIVE COVENANTS.  ................................................................................18

                                                                                                               Page
                                                                                                               ----
                           6.1.  Indebtedness....................................................................18
                           6.2.  Guaranties......................................................................19
                           6.3.  Loans...........................................................................19
                           6.4.  Liens and Encumbrances..........................................................19
                           6.5.  Additional Negative Pledge......................................................20
                           6.6.  Restricted Payments.............................................................20
                           6.7.  Transfer of Assets..............................................................20
                           6.8.  Acquisitions and Investments....................................................21
                           6.9.  Use of Proceeds.................................................................21
                           6.10. Amendment of Documents..........................................................21
                           6.11. Payment of Loan.  ..............................................................21

SECTION 7.  DEFINITIONS..........................................................................................22
                           7.1.  Definitions.....................................................................22
                           7.2.  Rules of Construction...........................................................31

SECTION 8.  EVENTS OF DEFAULT; REMEDIES..........................................................................32
                           8.1.  Events of Default...............................................................32
                           8.2.  Acceleration; Suits for Enforcement.............................................33
                           8.3.  Remedies Cumulative.............................................................34
                           8.4.  Remedies Not Waived.............................................................34

SECTION 9.  GUARANTY.............................................................................................34
                           9.1.  Guaranty........................................................................34
                           9.2.  Bankruptcy......................................................................35
                           9.3.  Nature and Term of Guaranty.....................................................35
                           9.4.  Rights and Remedies.............................................................35
                           9.5.  Actions by Holders of the Notes Not Affecting Guaranty..........................35
                           9.6.  Payment in Accordance with Notes and this Agreement.............................36
                           9.7.  Payments Under Guaranty.........................................................36
                           9.8.  Waivers and Modifications.......................................................36
                           9.9.  Waiver..........................................................................36
                           9.10. Subordination of Rights of Subrogation..........................................37
                           9.11. No Setoff by Guarantors.........................................................37
                           9.12. Continuing Guaranty; Transfer of Note...........................................37
                           9.13. Representations and Warranties; Covenants.......................................37

SECTION 10.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES........................................................38

SECTION 11.  LOST, ETC., NOTES...................................................................................38




                                                                                                               Page
                                                                                                               ----
SECTION 12.  AMENDMENT AND WAIVER................................................................................39

SECTION 13.  HOME OFFICE PAYMENT.................................................................................40

SECTION 14.  LIABILITIES OF THE PURCHASER........................................................................40

SECTION 15.  TAXES...............................................................................................40

SECTION 16.  MISCELLANEOUS.......................................................................................41
                     16.1.  Expenses.............................................................................41
                     16.2.  Reliance on and Survival of Representations..........................................41
                     16.3.  Successors and Assigns...............................................................41
                     16.4.  Notices..............................................................................42
                     16.5.  Reproduction of Documents............................................................42
                     16.6.  Law Governing........................................................................42
                     16.7.  Headings.............................................................................42
                     16.8.  Counterparts.........................................................................42

SCHEDULE 1     -     The Subsidiaries Party to this Agreement as Obligors
SCHEDULE 2     -     The Subsidiaries Party to this Agreement as Guarantors
SCHEDULE 3     -     Manner of Payment and Notice
EXHIBIT A      -     Form of Note
EXHIBIT B      -     Disclosures of the Company and its Subsidiaries
EXHIBIT C      -     Covenant Compliance Certificate

                                 SUNSOURCE INC.
                        AND ITS SUBSIDIARIES SET FORTH ON
                       SCHEDULE 1 HERETO, AS OBLIGORS, AND
                    ITS SUBSIDIARIES SET FORTH ON SCHEDULE 2
                              HERETO, AS GUARANTORS
                                One Logan Square
                        Philadelphia, Pennsylvania 19103


                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT


                                                      Philadelphia, Pennsylvania
                                                         as of December 31, 1998


TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA
730 Third Avenue
New York, NY  10017

Ladies and Gentlemen:

                  SUNSOURCE INC., a Delaware corporation (the "Company"), and the Subsidiaries of the Company set forth on Schedule 1 hereto (the "Subsidiaries" and collectively with the Company, the "Obligors"), and certain Subsidiaries of the Company set forth on Schedule 2 hereto (the "Guarantors"), hereby agree with you as follows:

         BACKGROUND.

                  The Company is a Delaware corporation, and each Obligor (other than the Company) is either a direct or indirect subsidiary of the Company.

                  SDI Operating Partners, L.P., a Delaware limited partnership ("SDI"), issued Sixty Million Dollars ($60,000,000) in privately-placed notes pursuant to the Existing Note Purchase Agreement, such notes having the benefit of a guarantee from, among others, the Company.

                  SunSource Investment Company, Inc. ("SSICI") is a newly-formed, wholly-owned holding company of the Company. SunSub A will become a direct wholly-owned subsidiary of SSICI, which is a direct subsidiary of the Company, in the 1998 Conversion. SunSub B has agreed to merge with and into SunSub A, which will cause the existence of SDI and its general partner, SDI Partners I, L.P., a Delaware limited partnership and a guarantor under the Existing Note Purchase Agreement ("SDIPI"), to cease and the assets and liabilities of SDI to be owned by SunSub A. SunSub A is forming four wholly-owned subsidiaries and will contribute the assets and liabilities of SDI to them pursuant to the 1998 Conversion.

                  This Agreement amends and restates, replaces and supersedes the Existing Note Purchase Agreement. All amounts outstanding under the Existing Note Purchase Agreement are and shall be deemed to be outstanding under this Agreement as of the Closing Date, and from and after the Closing Date, the Obligors jointly and severally irrevocably and unconditionally assume the obligations of SDI under the Existing Note Purchase Agreement and the notes issued thereunder (in each case as amended and restated by this Agreement).

         SECTION 1.  ISSUANCE OF NOTES.

                  1.1. Authorization. The Company and the Obligors, on a joint and several basis, have has duly authorized an issue of $60,000,000 aggregate principal amount of their 7.66% Senior Notes due 2002 (the "Notes"). Each Note shall be substantially in the form annexed hereto as Exhibit A. As used herein,
(i) the term "Notes" shall include all notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any of said notes pursuant to this Agreement and, where applicable, shall include the singular number as well as the plural and (ii) the term "Note" shall mean one of the Notes.

                  1.2. Issuance of Note; the Closing. The Obligors, on a joint and several basis, shall issue to you and, subject to the terms and conditions hereof, you shall acquire from the Obligors, Notes in the aggregate principal amount of $60,000,000, at a price equal to 100% of such amount. The closing of the issuance of Note by you hereunder shall be held at 10:00 a.m., Philadelphia time, on December 31, 1998 (the "Closing Date") at the office of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103. On the Closing Date, the Obligors will deliver to you one or more Notes, in any denominations (multiples of $1,000), in the aggregate principal amount to be acquired by you, all as you may specify by timely notice to the Company (or, in the absence of such notice, one Note to be purchased by you registered in your name), duly executed and dated the Closing Date, against your delivery to the Obligors of such purchase price.

                  1.3. Representations of the Purchaser. You represent to the Obligors as follows:

                           (a) You are acquiring the Notes to be acquired by you
on the Closing Date for investment and not with a view to the distribution or sale of the Notes, subject, however, to any requirement of law that your property be at all times within your control.

                           (b) The source of your funds to pay the purchase
price of the Notes is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption 95-60 (issued by the Department of Labor on July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in said Prohibited Transaction Exemption 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile.

                           (c) You understand that the Notes have not been
registered under the Securities Act of 1933, as amended, and may be resold only if registered pursuant to the provisions of the Securities Act of 1933, as amended, or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

                  1.4. Surcharge Rate. Notwithstanding the interest rate set forth in Paragraph 1.1 hereof and in the Notes , the Company shall pay interest on the Notes at the rate of 7.91% (the "Surcharge Rate") if for the Rolling Period ended on or immediately prior to the date of the interest payment then being made, the Leverage Ratio is equal to or greater than 2.75 to 1.

         SECTION 2. REPRESENTATIONS OF THE COMPANY AND SUBSIDIARIES.
Each Obligor represents and warrants to you, as to itself and each Subsidiary party hereto, and each Subsidiary party hereto represents and warrants to you as to itself that:

                  2.1. Organization and Good Standing. Each Obligor and each Subsidiary is a corporation duly formed and validly existing under the laws of its state of formation, and has the power and authority to carry on its business as now conducted. Each Obligor and each Subsidiary is qualified to do business in all other states in which the failure to qualify would have a Material Adverse Effect.

                  2.2. Power and Authority; Validity of Agreement. Each Obligor and each Subsidiary has the power and authority under the law of its state of formation and under its organizational documents to enter into and perform this Agreement, the Notes and all other agreements, documents and actions required hereunder, to the extent each is a party thereto; and all actions necessary or appropriate for each Obligor's and each Subsidiary's execution and performance of this Agreement, the Notes, and all other agreements, documents and actions required hereunder, to the extent it is a party hereto, have been taken, and, upon their execution, the same will constitute the valid and binding obligations of each Obligor and each Subsidiary to the extent each is a party thereto, enforceable in accordance with their terms.

                  2.3. No Violation of Laws or Agreements. The making and performance of this Agreement, the Notes, and the other documents, agreements and actions required of each Obligor and each Subsidiary hereunder, to the extent each is a party thereto, will not violate any provisions of any law or regulation, federal, state or local, or the respective organizational documents of any Obligor or Subsidiary or result in any breach or violation of, or constitute a default under, any agreement or instrument by which any Obligor, any Subsidiary or its respective property may be bound, including without limitation the Credit Agreement and the Indenture.

                  2.4. Material Contracts. No Obligor or Subsidiary is a party to or in any manner obligated under any contract material to its respective business except this Agreement, the Notes, its organizational documents, the Promissory Notes, the Credit Agreement, the Indenture, and the agreements identified on Exhibit B hereto, and no material default exists under any of such contracts.

                  2.5. Compliance. Each Obligor and each Subsidiary is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities) material to the conduct of its business and operations; each Obligor and each Subsidiary possesses all the material franchises, authorizations, patents, copyrights, trademarks, permits and licenses necessary or required in the conduct of its respective business, and, except as may be described on Exhibit B, the same are valid, binding, enforceable and subsisting without any material defaults thereunder; and, except as described on Exhibit B, no authorization, consent, approval, waiver, license or exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with any Obligor's or any Subsidiary's execution and performance of this Agreement, the Notes and all other agreements, documents and actions required hereunder to the extent each is a party hereto and thereto.

                  2.6. Litigation. Except as set forth on Exhibit B hereto, there are no actions, suits, proceedings or claims which are pending or, to the best of any Obligor's or any Subsidiary's knowledge or information, threatened against any Obligor or any Subsidiary which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

                  2.7. Title to Assets. Except as set forth on Exhibit B hereto, each Obligor and each Subsidiary has good and marketable title to substantially all of its properties and assets as reflected in the financial statements of SunSource Inc. and its Consolidated Subsidiaries most recently delivered to you pursuant to Paragraphs 3.6, 5.2 and 5.3 hereof, free and clear of any liens and encumbrances, except the security interests permitted pursuant to Paragraph 6.4 hereof, and all such assets are in good order and repair and fully covered by the insurance required pursuant to Paragraph 5.7 hereof.

                  2.8. Capital Stock. The number of shares and classes of the capital stock of each Obligor and each Subsidiary and the ownership thereof, effective upon the 1998 Conversion, are accurately set forth on Exhibit B attached hereto; all such shares are validly existing, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws; and the shareholders' ownership thereof is free and clear of any liens or encumbrances or other contractual restrictions.

                  2.9.  Accuracy of Information; Full Disclosure.

                           (a) All information furnished to you concerning the
financial condition of SunSource Inc. and its Consolidated Subsidiaries, including their annual audited financial statements for the period ending December 31, 1997, and their unaudited financial statements for the period ending September 30, 1998, copies of which have been furnished to you, have been prepared in accordance with GAAP and fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the dates and for the periods covered and discloses liabilities of SunSource Inc. and its Consolidated Subsidiaries required to be disclosed under GAAP and, except for the effect of the 1998 Conversion, there has been no Material Adverse Change from the date of such statements to the date hereof; and

                           (b) All financial statements and other documents
furnished by SunSource Inc. and its Consolidated Subsidiaries to you in connection with this Agreement and the Notes do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Each Obligor and each Subsidiary has disclosed to you in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of any Obligor or any Subsidiary or any Obligor's or any Subsidiary's ability to perform its respective obligations under this Agreement and the Notes.

                  2.10.  Taxes and Assessments.

                           (a) Each Obligor and each Subsidiary has duly and
timely filed all information and tax returns and reports with all federal, state, local or foreign governmental taxing authorities, bodies or agencies; and all taxes, including without limitation income, gross receipt, sales, use, excise and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by each Obligor and each Subsidiary have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements delivered from time to time pursuant to Paragraphs 3.6, 5.2 and 5.3 hereof (the "Financial Statements"), are reflected as a liability on the Financial Statements in accordance with GAAP.

                           (b) Each Obligor and each Subsidiary has properly
withheld all amounts determined by them to be required by law to be withheld for income taxes and unemployment taxes including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

                           (c) As of the date of this Agreement, none of the
federal income tax information returns of SDI Operating Partners, L.P. or SDIPI have been audited. Except as set forth on Exhibit B hereto, no Obligor or Subsidiary has entered into any agreement for the extension of time for the assessment of any tax or tax delinquency, nor has any of them received outstanding and unresolved notices from the Internal Revenue Service or any other state, local or foreign taxing authority, agency or body of any proposed examination or of any proposed change in reported information which may result in a deficiency or assessment against an Obligor or a Subsidiary, and there are no suits, actions, claims, investigations, inquiries or proceedings now pending against any Obligor or any Subsidiary in respect of taxes, governmental charges or assessments.

                  2.11. Indebtedness. No Obligor or Subsidiary has any presently outstanding Indebtedness or obligations including contingent obligations and obligations under leases of property from others, except the Loan, the Junior Subordinated Debentures, the Indebtedness and obligations described either on Exhibit B hereto or in the financial statements of SunSource Inc. and its Consolidated Subsidiaries which have been furnished to you and Indebtedness permitted to be incurred pursuant to Paragraph 6.1 hereof. There exists no default with respect to the payment of principal or interest under any such outstanding Indebtedness. The Indebtedness under the Loan ranks pari passu and equal to the Indebtedness evidenced by the Notes, without any priority. The Junior Subordinated Debentures rank junior and are subordinated to the Indebtedness evidenced by the Notes, and all other Indebtedness of the Obligors and Subsidiaries ranks either pari passu or junior to the Indebtedness evidenced by the Notes.

                  2.12. Management Agreements. No Obligor or Subsidiary is a party to any other material management or consulting agreements for the provision of services to the Company, except as described in Exhibit B hereto.

                  2.13. Subsidiaries and Investments. No Obligor or Subsidiary has any investments in or loans to any other individuals or business entities, except as described in Exhibit B hereto and except as are permitted to be acquired or created pursuant to Paragraph 6.8 hereof.

                  2.14. ERISA. Each Plan maintained by any Obligor, Subsidiary or ERISA Affiliate is, as of its most recently completed annual report, in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, except as set forth in Exhibit B hereto:

                           (a) No Obligor, Subsidiary or ERISA Affiliate
maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of

ERISA) under which any Obligor, Subsidiary or ERISA Affiliate could have any withdrawal liability;

                           (b) No Obligor, Subsidiary or ERISA Affiliate
sponsors or maintains any Plan under which there is an Accumulated Funding Deficiency, whether or not waived;

                           (c) The aggregate liability for accrued benefits and
other ancillary benefits under each Plan that is or will be sponsored or maintained by any Obligor, Subsidiary or ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;

                           (d) No Obligor, Subsidiary or ERISA Affiliate has
liability arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code;

                           (e) There does not exist any unfunded liability
(determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Obligor, Subsidiary or ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits; and

                           (f) The matters described on Exhibit B attached
hereto referencing clauses (a) through (e) of this Paragraph 2.14 would not, either singly or in the aggregate, have a Material Adverse Effect.

                  The execution, sale and delivery of the Notes hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The representation by the Obligors and Subsidiaries in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Paragraph 1.3(b) of this Agreement.

                  2.15. Fees and Commissions. The Obligors and Subsidiaries owe no fees or commissions of any kind, and know of no claim for any fees or commissions, in connection with the Obligors' issuing the Notes.

                  2.16. No Extension of Credit for Securities. No Obligor or Subsidiary is now, nor at any time has it been, engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit, or for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Notes be used by any Obligor or Subsidiary directly or indirectly, for such purposes.

                  2.17. Hazardous Wastes, Substances and Petroleum Products. Except as set forth in Exhibit B hereto:

                           (a) Each Obligor and each Subsidiary: (i) has
received all permits and filed all notifications necessary to carry on its respective business(es); and (ii) is in compliance in all respects with all Environmental Control Statutes, except with respect to immaterial instances of noncompliance of which it has no knowledge.

                           (b) No Obligor or Subsidiary has given any written or
oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of Hazardous Substances on properties owned, leased or operated by any Obligor or Subsidiary or used in connection with the conduct of its business and operations.

                           (c) No Obligor or Subsidiary has received notice that
it is potentially responsible for the performance of or payment of costs relating to clean-up or remediation of any actual or imminently threatened spill, release or discharge of Hazardous Substances pursuant to any Environmental Control Statute.

                  2.18. Solvency. SunSource Inc. and its Consolidated Subsidiaries are, on a consolidated basis, upon the 1998 Conversion and after receipt and application of the proceeds of the sale of the Notes will be, solvent such that (i) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is greater than the total amount of their liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of SunSource Inc. and its Consolidated Subsidiaries) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (iii) they are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. SunSource Inc. and its Consolidated Subsidiaries (i) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, or (ii) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged. No creditor of the Company, any Subsidiary, SDI, SDIPI, SunSub A or SunSub B would have a reasonable likelihood of prevailing with respect to any claim to set aside payments to the holders of the Notes based on applicable fraudulent conveyance principles. For purposes of this Paragraph 2.18, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

                  2.19. Investment Company Act. No Obligor or Subsidiary is directly or indirectly controlled by or acting on behalf of any person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  2.20. Private Offering by the Company. No Obligor or Subsidiary, nor anyone acting on behalf of any Obligor or Subsidiary, has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. No Obligor or Subsidiary, nor anyone acting on behalf of any Obligor or Subsidiary has taken, or will take, any action which would subject the issuance or sale of the Notes to Section 5 of the Securities Act of 1933, as amended.

                  2.21. Solvency. Each Obligor is, and upon giving effect to the issuance of the Notes will be, a "solvent institution", as said term is used in
Section 1405(c) of the New York Insurance Law, whose "obligations are not in default as to principal or interest," as said terms are used in said Section 1405(c).

                  2.22. Foreign Assets Control Regulations. Neither the execution, sale nor delivery by the Company of the Notes nor its use of the proceeds thereof will violate the Foreign Assets Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Iranian Transaction Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

                  2.23. Year 2000 Compliance. Obligors and Subsidiaries have conducted a comprehensive review and assessment of their computer systems and applications, microprocessor based goods and equipment owned or used by them in their business and are making inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the "Year 2000 Problem"). Obligors and Subsidiaries have prepared a plan designed to ensure that all such systems, goods, equipment and products owned or used by them and material to the conduct of their business will be Year 2000 Compliant in a timely manner. The Company's report on Form 10-Q for the quarter ended September 30, 1998 describes such plan in all material respects. Obligors reasonably believe, based on the foregoing review, assessment and inquiry that the Year 2000 Problem will not result in a Material Adverse Effect.

         SECTION 3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder shall be subject to the conditions hereinafter set forth:

                  3.1. Proceedings Satisfactory. All proceedings taken in connection with the issue of the Notes and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to you and your special counsel, and you shall have received copies of such documents and papers, all in form and substance satisfactory to you and your special counsel, as you or they may reasonably request in connection therewith.

                  3.2.   Intentionally Omitted.

                  3.3. Opinion of Counsel for the Company. You shall have received an opinion dated the Closing Date from Morgan, Lewis & Bockius LLP, counsel for the Obligors and Subsidiaries, in form and substance satisfactory to you.

                  3.4. Authorization Documents; Officer's Certificate. The Company shall deliver to you those documents it is required to deliver to Banks pursuant to Paragraphs 5.1(b) and 5.1(h) of the Credit Agreement.

                  3.5. Legality. On the Closing Date, the Notes to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any basket provision of said laws such as New York Insurance Law Section 1405(a)(8)) (unless you have waived such requirement), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

                  3.6. Financial Information. The Company shall have furnished to you: (i) cash flow projections for SunSource Inc. and its Consolidated Subsidiaries on a consolidated basis, for the two (2) year period immediately following the date hereof, satisfactory to you and certified as reasonable by the chief financial officer or controller of the Company (such cash flow projections shall take into account the transactions contemplated by this Agreement and shall identify the sources of cash the Company intends to use to meet its needs during such two year period); (ii) financial projections for SunSource Inc. and its Consolidated Subsidiaries for the period from the Closing Date through December 31, 2001 on a consolidated basis satisfactory to you and
(iii) a certificate with respect to the matters set forth in Paragraph 2.19 hereof.

                  3.7. Private Placement Number. The Company shall have delivered to you a certificate or other satisfactory evidence that Standard & Poor's CUSIP Service Bureau has assigned a private placement number with respect to the Notes.

                  3.8. Credit Agreement. The Company shall, simultaneously with the execution hereof, have entered into the Credit Agreement in the form theretofore provided to you which shall be in full force and effect.

                  3.9.  Intentionally Omitted.

                  3.10. Insurance. The Company shall have provided you with certificates of insurance with respect to all of the Obligors' fire, casualty, liability and other insurance covering its respective property and business.

                  3.11. Junior Subordinated Debentures. The Company shall provide you with (i) evidence satisfactory to you that: (a) the Junior Subordinated Debentures shall, after the Closing Date, remain outstanding under terms of subordination satisfactory to you; and (b) all required consents under the Indenture or otherwise in connection with the Junior Subordinated Debentures have been obtained and delivered and (ii) a duly executed copy of the Reassignment and Reassumption Agreement in connection with the 1998 Conversion.

                  3.12. Other Documents. The Company shall provide you with such additional documents as you reasonably may request.

         SECTION 4. PREPAYMENT OF THE NOTES.

                  4.1. Mandatory Repayments of the Notes. As provided therein, the entire unpaid principal amount of the Notes shall be due and payable on September 30, 2002.

                  4.2.  Optional Prepayment of the Notes.

                           (a) Upon notice given as provided in Paragraph 4.3,
the Company, on behalf of the Obligors, at their option, may at any time prepay the Notes as a whole or from time to time in part (in multiples of $100,000), in each case at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus (subject to Paragraph 4.2(b) below) an amount equal to the Make-Whole Amount for each such Note. Each prepayment pursuant to this Paragraph 4.2 shall be allocated as provided in Paragraph 4.4.

                           (b) Notwithstanding anything to the contrary in
Paragraph 4.2(a) above, the Company, on behalf of the Obligors, may apply Designated Disposition Proceeds in an amount not to exceed $15,000,000 to the prepayment of the Notes pursuant to Paragraph 4.2(a) without payment of any Make-Whole Amount.

                  4.3.  Notice of Prepayment; Make-Whole Computations.

                           (a) The Company, on behalf of the Obligors, shall
call the Notes for prepayment pursuant to Paragraph 4.2 by giving written notice thereof to each holder of any Note, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice and shall specify the amount so to be prepaid and the date fixed for such prepayment. Upon the giving of notice of any prepayment as provided in this Paragraph, the Company, on behalf of the Obligors, will prepay on the date therein fixed for prepayment the principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, plus (subject to Paragraph 4.2(b)) the applicable Make-Whole Amount (if any).

                           (b) Three business days prior to any prepayment
pursuant to Paragraph 4.2, the Company, on behalf of the Obligors, will furnish to each holder of a Note an Officer's

Certificate setting forth in reasonable detail the calculation of the Make-Whole Amount (if any) in connection with such prepayment and attaching a copy of the source of the market data by reference to which the applicable Treasury Yields were determined in connection with such computations.

                  4.4. Allocation of Prepayments. In the event of any prepayment of less than all of the outstanding Notes pursuant to Paragraph 4.2, the Company, on behalf of the Obligors, will allocate the principal amount so to be prepaid (but only in units of $1,000) among all outstanding Notes pro rata according to the respective principal amounts thereof.

                  4.5. Surrender of Notes; Notation Thereon. Subject to the provisions of Section 13, the Company, on behalf of the Obligors, may, as a condition of payment of all or any part of the principal of, premium, if any, and interest on, any Note, require the holder to present such Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.

                  4.6. Purchase of Notes. The Company, on behalf of the Obligors, will not, and will not permit any other Obligor or any Subsidiary to acquire, directly or indirectly, by purchase or prepayment or otherwise, any of the outstanding Notes, except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement.

                  4.7. Special Prepayment for Change of Control. Promptly and in any event within five days after a Change of Control, the Company, on behalf of the Obligors, will give notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Paragraph 4.7, (ii) specify the Change of Control Prepayment Date and the Response Date (each as defined below) in respect thereof and (iii) offer to prepay all Notes at the unpaid principal amount of such Notes, together with interest accrued thereon to the Change of Control Prepayment Date on the date specified in such notice (the "Change of Control Prepayment Date"), which date shall be not less than 30 nor more than 60 days after the date of such notice. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving notice of such acceptance or rejection to the Company on a date (the "Change of Control Response Date") not more than 20 days after the date of the notice required to be given by the Company pursuant to the first sentence of this Paragraph 4.7 (which notice given by such holder shall be binding upon such holder and the Company). The failure by the holder of a Note to respond to such offer on or before the Change of Control Response Date shall be deemed to be a rejection of such offer. On the Change of Control Prepayment Date, the Company shall prepay, and there shall become due and payable, all of the Notes held by the holders by whom such offer has been accepted in accordance with this Paragraph 4.7 at a price in respect of each Note held by each such holder equal to the unpaid principal amount of such Note, together with interest accrued thereon to the Change of Control Prepayment Date.

                  4.8. Prepayment in Connection with a Sale of Material Assets. If at any time the Company, on behalf of the Obligors, is required to offer to apply any Net Cash Proceeds of any asset disposition to the prepayment of the Notes as contemplated by Paragraph 6.7 (including any Designated Disposition Proceeds not applied by the Company to the prepayment of the Notes pursuant to Paragraph 4.2), the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Paragraph 4.8, (ii) specify the Asset Disposition Prepayment Date and the Response Date (each as defined below) in respect thereof, (iii) set forth (x) the aggregate Net Cash Proceeds to be applied to the retirement of the Indebtedness, (y) the Noteholders' Applicable Share and (z) the amount of such Noteholders' Applicable Share allocable to each Note, determined by allocating such Noteholders' Applicable Share pro rata among all outstanding Notes according to the respective unpaid principal amounts thereof, and (iv) offer to prepay a principal amount of each Note equal to such Noteholders' Applicable Share so allocable to such Note, on the date therein specified (the "Asset Disposition Prepayment Date"), which shall be not less than 30 nor more than 60 days after the date of the giving of such notice. Any such prepayment shall be at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date (the "Asset Disposition Response Date") not more than 20 days after the date of the notice required to be given by the Company pursuant to the first sentence of this Paragraph 4.8 (which notice given by such holder shall be binding upon such holder and the Company). The failure by the holder of a Note to respond to such offer on or before the Asset Disposition Response Date shall be deemed to be a rejection of such offer. On the Asset Disposition Prepayment Date, the Company shall prepay, and there shall become due and payable, the applicable portion of the Notes held by the holders by whom such offer has been accepted in accordance with this Paragraph 4.8 at a price in respect of each Note held by each such holder equal to the principal amount of such Note so to be prepaid, together with interest accrued thereon to the Asset Disposition Prepayment Date. Any such Net Cash Proceeds which are not applied to the prepayment of the Notes pursuant to the foregoing provisions of this Paragraph 4.8 due to a rejection of the Company's offer shall be applied by the Company to the prepayment of the debt outstanding under the Credit Agreement and the permanent reduction of the commitment thereunder as set forth in the Credit Agreement.

         SECTION 5. AFFIRMATIVE COVENANTS. Each Obligor and each Subsidiary covenants and agrees that so long as any Note shall be outstanding hereunder, each Obligor and each Subsidiary will (and with respect to Paragraph 5.11, the Obligors will cause each ERISA Affiliate) to:

                  5.1. Existence and Good Standing. Preserve and maintain its existence as a corporation and its good standing in all states in which it conducts business and the validity of all its material franchises, licenses and permits required in the conduct of its business.

                  5.2. Quarterly Financial Statements. Furnish each holder of a Note within forty-five (45) days of the end of each quarterly fiscal period hereafter, other than the last quarterly fiscal period in the fiscal year, with unaudited quarterly consolidated financial statements of SunSource Inc. and its Consolidated Subsidiaries, in form and substance as required by GAAP, including for each such quarter (i) a consolidated balance sheet; (ii) a consolidated statement of income; (iii) a consolidated statement of cash flows; and (iv) a certificate in the form of Exhibit C attached hereto executed by the chief financial officer or controller of the Company showing the calculation of the covenants set forth in Paragraphs 5.12 through 5.14 and Section Six hereof prepared in accordance with GAAP consistently applied and stating that the financial statements fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the date and for the periods covered and that as of the date of such certificate there exists no violation of any provision of this Agreement or the happening of any Event of Default or Default.

                  5.3. Annual Financial Statements. Furnish each holder of a Note within ninety (90) days after the close of each fiscal year commencing with fiscal 1998 with audited consolidated annual financial statements of SunSource Inc. and its Consolidated Subsidiaries, including the financial statements, certificate in the form of Exhibit C attached hereto and information required under Paragraph 5.2 hereof, which consolidated financial statements shall be prepared in accordance with GAAP. The financial statements delivered pursuant to
(i) above shall be certified without qualification (except with respect to changes in GAAP as to which the Company's independent certified public accountants have concurred) by an independent certified public accounting firm satisfactory to the Required Holders; and the Company shall cause each holder of a note to be furnished, at the time of the completion of the annual audit, with a certificate signed by such accountants showing the calculation of the covenants set forth in Paragraphs 5.12 through 5.14 hereof and stating that to the best of their knowledge there exists no violations of any provisions of this Agreement or the happening of any Event of Default or Default hereunder.

                  5.4. Annual Budget. Furnish to each holder of a Note, on or before March 31 of each year, commencing with fiscal year 1999, an annual budget of SunSource Inc. and its Consolidated Subsidiaries, showing net income and cash flows of SunSource Inc. and its Consolidated Subsidiaries on a consolidated basis for the twelve (12) month period ending on December 31 of each year.

                  5.5. Public Information. Deliver to each holder of a Note, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company shall send to its shareholders or to the Banks or to the holders of the Junior Subordinated Debentures, copies of all registration statements (without exhibits), and all annual, quarterly or other reports which the Company files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) including without limitation, Form 10Q and Form 10K, and copies of all auditors' annual management letters delivered to the Company.

                  5.6. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to each holder of a Note or their agents or nominees at any reasonable time during normal business hours upon reasonable notice for inspection and to make extracts thereof and permit any holder of the Notes to discuss contents of same with senior officers of any Obligor or any Subsidiary and also with outside auditors and accountants of any Obligor or any Subsidiary.

                  5.7. Properties; Insurance. Keep and maintain all of its property and assets in good order and repair and materially covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to you and opportunity to cure any non-payment of premiums prior to termination of coverage; and, as required above, furnish each holder of a Note with certificates of such insurance.

                  5.8. Notices. Notify each holder of a Note in writing immediately of (i) the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which might reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Event of Default or Default hereunder or (iii) any notice delivered to the Trustee from the Company or the holder of any Senior Indebtedness (as defined in the Indenture) in respect of Section
14.06 of the Indenture.

                  5.9. Taxes. Pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are (a) being contested in good faith by appropriate proceedings and (b) are covered by appropriate reserves maintained in cash or cash equivalents in accordance with GAAP.

                  5.10.  Compliance; Notification.

                           (a) Except to the extent that noncompliance would not
have a Material Adverse Effect, comply in all respects with all local, state and federal laws and regulations applicable to its business, including without limitation the Environmental Control Statutes, the Securities Act of 1933, as amended, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, licenses and other like grants of authority held by any Obligor or any Subsidiary; and notify each holder of a Note immediately in detail of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, permits, certificates, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a failure, breach, violation or default or could occasion the termination of any of such franchises, permits, certificates, licenses or grants of authority, except to the extent that such matter would not have a Material Adverse Effect.

                           (b) With respect to the Environmental Control
Statutes, promptly notify each holder of a Note when, in connection with the conduct of any Obligor's or Subsidiary's business(es) or operation(s), any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Obligor or Subsidiary or any Obligor or Subsidiary otherwise become aware of a condition with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products that requires notification to the applicable governmental authority under an Environmental Control Statute and would have an Environmental Material Adverse Effect; and notify each holder of a Note in detail promptly upon the receipt by any Obligor or Subsidiary of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default and would have an Environmental Material Adverse Effect.

                           (c) With respect to each disclosure previously made
to each holder of a Note pursuant to Exhibit B attached hereto or Paragraph 5.10(b) hereof regarding alleged or actual liability under Environmental Control Statutes, not later than twenty (20) days after the last day of each fiscal quarter, deliver to each holder of a Note a report describing (i) the estimated dollar amount, when initially determined, of any such liability (including costs of investigation and remediation) and if any such initial estimate with respect to a disclosed matter shall be modified thereafter by more than $1,000,000, the modified dollar amount; and (ii) any information or change in circumstances regarding actual or alleged liability under Environmental Control Statutes of any Obligor or Subsidiary, if the effect thereof would be to increase liability in connection with the investigation or remediation with respect thereto by more than $1,000,000.

                  5.11. ERISA. (a) Comply, and cause any Plan maintained for the employees of any Obligor or Subsidiary to comply, in all material respects with the provisions of ERISA; (b) not incur any material Accumulated Funding Deficiency or any material liability to the PBGC (as established by ERISA); (c) permit any event to occur (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and
(d) notify you in writing promptly after it has come to the attention of senior management of any Obligor or Subsidiary of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan), except those with respect to which the PBGC has waived the 30 day notice rule, or the PBGC's ability to assert a material liability against it) or impose a lien on any Obligor's or Subsidiary's properties or assets.

                  5.12. Capitalization Ratio. Maintain a Capitalization Ratio not to exceed: (i) with respect to the last day of each of the first two fiscal quarters in each fiscal year, sixty-two percent (62%) and (ii) with respect to the last day of each of the last two fiscal quarters of each fiscal year, sixty percent (60%).

                  5.13. Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, a Fixed Charge Coverage Ratio for SunSource Inc. and its Consolidated Subsidiaries of not less than the amount set forth in the right hand column:

                    Period                                         Minimum Ratio
                    ------                                         -------------
  Date of Agreement through 12/31/98                                    1.25
  3/31/99 through 9/30/99                                               1.40
  12/31/99 and the last day of each fiscal quarter thereafter           1.50

                  5.14. Leverage Ratio. Maintain on the last day of each fiscal quarter a Leverage Ratio of not greater than 3.25:1.

                  5.15. Management Changes. Notify each holder of a Note in writing within thirty (30) days after any change of its management group as described in the "Change of Control" definition.

                  5.16. Subsequent Credit Terms.

                           (a) Notify each holder of a Note in writing not less
than five (5) Business Days prior to its entering into any amendment or modification of any credit arrangement, whether now in effect or hereafter incurred, pursuant to which any Obligor or Subsidiary agrees to financial covenants which are more restrictive to such Obligor or Subsidiary than those contained in Sections Five and Six hereof. Upon entering into any such amendment or modification, and with respect to the covenants in the Credit Agreement, the corresponding covenants, terms and conditions of this Agreement are and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement; provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement to the extent that any amendment or modification is less restrictive than the corresponding provisions of this Agreement.

                           (b) Each Obligor and each Subsidiary hereby agrees
promptly to execute and deliver any and all such documents and instruments and to take all such further actions as you may, in your sole discretion, deem necessary or appropriate to effectuate the provisions of this Paragraph 5.16.

                  5.17. Use of Proceeds. Use the proceeds of the Notes solely for general corporate purposes, including working capital, acquisition financing, and related reasonable transaction expenses.

                  5.18. Transactions Among Affiliates. Cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

                  5.19. Joinder of Subsidiaries. If any Subsidiary or any newly created or acquired Subsidiary (i) is or becomes a Material Subsidiary and (ii) is not at such time of determination an Obligor or Guarantor, promptly notify you of the same and cause such Material Subsidiary to execute joinder documents in form and substance satisfactory to you, joining such Subsidiary under this Agreement as either an Obligor or a Guarantor, which determination shall be made in your discretion, and cause to be delivered such opinions and certificates as you shall reasonably request.

                  5.20. Year 2000 Compliance. Take all action necessary to assure that a Material Adverse Effect shall not result from any failure of Obligors' computer systems and applications, micro-processor based goods and equipment owned or used by them in their business to be Year 2000 Compliant; and use reasonable best efforts to assure the Year 2000 Compliance of their material vendors and suppliers or to assure that failures to be Year 2000 Compliant by such vendors and suppliers will not have a Material Adverse Effect to the extent that any such information shall not be included in the Company's periodic reports filed with the Securities and Exchange Commission from time to time. Obligors shall provide each holder of a Note any material updates or revisions to its plan for Year 2000 Compliance referred to in Paragraph 2.23 and notice of any material increase in the estimated costs to Obligors of achieving Year 2000 Compliance in accordance with such plan; and, at the request of any such holder, Obligors shall provide such holder assurances acceptable to such holder regarding the Year 2000 Compliance and/or contingency plans related thereto, of Obligors and their material vendors and suppliers.

                  5.21. Supporting Information. Use reasonable efforts to obtain from the Company's accountants such supporting opinions or information with respect to the matters set forth in Paragraph 2.18 hereof as the holders of the Notes shall reasonably request.

                  5.22. Other Information. Provide you with any other documents and information, financial or otherwise, reasonably requested by you from time to time.

         SECTION 6. NEGATIVE COVENANTS. So long as any Note shall be outstanding hereunder, each Obligor and each Subsidiary covenants and agrees that it will not:

                  6.1. Indebtedness. Borrow any monies or create any Indebtedness except: (i) borrowings from you hereunder; (ii) Indebtedness evidenced by the Credit Agreement not to exceed Ninety Million Dollars ($90,000,000) aggregate principal amount outstanding at any time, which shall rank equally and are pari passu with the obligations to holders of the Notes hereunder; (iii) Indebtedness under the Junior Subordinated Debentures, not to exceed One Hundred Five Million Five Hundred Thousand Dollars ($105,500,000) principal amount outstanding at any time (but not including any amounts which constitute Compounded Interest, as defined in the Indenture), which shall be subordinate and junior to the obligations to holders of the Notes hereunder; (iv) trade Indebtedness in the normal and ordinary course of business for value received, of which no more than Five Million Dollars ($5,000,000) shall be outstanding at any time under Trade Notes; (v) Indebtedness and obligations incurred or assumed to purchase or lease fixed or capital assets, provided, however, that the total principal amount of such Indebtedness and obligations incurred in any calendar year shall not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000); (vi) borrowings from any Obligor by any Obligor; (vii) borrowings from any Obligor by any Subsidiary which is not an Obligor, to the extent the Obligors are permitted to make such loans pursuant to Paragraph 6.3(ii) or (iii) hereof; (viii) Indebtedness outstanding on the date hereof and disclosed on Exhibit B hereto, but without any increase in the outstanding principal amount thereof; (ix) Indebtedness of non- Obligor, non-Guarantor Subsidiaries incorporated in a jurisdiction in the United States, up to Ten Million Dollars ($10,000,000) principal amount outstanding at any time; (x) Indebtedness of non-Obligor, non-Guarantor Subsidiaries incorporated in a jurisdiction outside of the United States, up to Ten Million Dollars ($10,000,000) aggregate principal amount outstanding at any time (which shall include the revolving credit facility with the Bank of Nova Scotia); and (xi) unsecured promissory notes in favor of sellers of assets or stock in acquisitions otherwise permitted pursuant to Paragraph 6.8 hereof not to exceed Ten Million Dollars ($10,000,000); provided, however, that Indebtedness of non-Obligor, non-Guarantor Subsidiaries under clauses (v), (ix) and (x) hereof shall in no event exceed in the aggregate outstanding at any time Ten Million Dollars ($10,000,000).

                  6.2. Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liability of others (except hereunder and under the Notes and with respect to the Promissory Notes and to endorse checks or drafts in the ordinary course of business), except that (i) the Obligors may guarantee Indebtedness which in the aggregate shall not exceed Five Million Dollars ($5,000,000) outstanding at any time and (ii) any entity may guarantee debt of another entity otherwise permitted hereunder.

                  6.3. Loans. Make any loans or advances to others, provided that any Obligor may make loans and advances to (i) any other Obligor; (ii) non-Obligor, non-Guarantor Subsidiaries incorporated in a jurisdiction in the United States; (iii) non-Obligor, non-Guarantor Subsidiaries incorporated in a jurisdiction outside of the United States, such that loans and advances from all Obligors to all such non-Obligor, non-Guarantor Subsidiaries shall not exceed Ten Million Dollars ($10,000,000) in aggregate outstanding principal amount at any time, and (iv) its sales personnel in the ordinary course of business.

                  6.4. Liens and Encumbrances. Create, permit or suffer the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (i) liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 6.1(v) hereof, provided, however, that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto; (ii) liens for taxes, assessments or other governmental charges, federal, state or local, which are then being currently contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in cash or cash equivalents and in accordance with GAAP; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business and (vi) liens and security interests securing up to Five Million Dollars ($5,000,000) of Indebtedness outstanding under Trade Notes.

                  6.5. Additional Negative Pledge. Agree or covenant with or promise any person or entity other than you and the Banks that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property on terms similar to those set forth in Paragraph
6.4 hereof.

                  6.6. Restricted Payments. Make any Restricted Payments; provided, however that so long as there exists no Event of Default or Default under this Agreement and no Event of Default or Default will result therefrom:
(i) the Company may pay dividends on its common stock; and (ii) the Company may make regularly scheduled interest payments on the Junior Subordinated Debentures as in effect on the date hereof; provided further that if the Leverage Ratio immediately prior to and after giving effect to such purchase is less than 2.25 to 1, as set forth in a certificate of the chief financial officer or controller of the Company and delivered to each holder of a Note, then the Company may purchase or redeem its common stock or purchase Trust Preferred Securities, provided a like amount of the Junior Subordinated Debentures are simultaneously purchased.

                  6.7. Transfer of Assets. Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions made on an arm's length basis in the normal and ordinary course of business for value received; provided, however, that in the absence of a Default or an Event of Default, and, if a Default or Event of Default would not result therefrom, the Obligors may (i) sell assets other than in transactions made on an arm's length basis in the normal and ordinary course of business for value received in the aggregate after the date hereof for all such transactions up to Fifteen Million Dollars ($15,000,000); (ii) consummate a Sale of Material Assets, provided that the Notes shall be repaid in connection therewith pursuant to Paragraph 4.8 hereof by an amount equal to the Noteholders' Applicable Share received by the Obligors on account of such sale(s), to the extent such sale(s), in the aggregate, exceed Fifteen Million Dollars ($15,000,000) and (iii) consummate the 1998 Conversion.

                  6.8. Acquisitions and Investments. (a) Purchase or otherwise acquire any part or amount of the capital stock or assets of, or make any investments in any other entity or corporation, except Permitted Investments;
(b) create, acquire or maintain any Material Subsidiary not listed on Schedule 1 or 2 hereto, except if the Subsidiary executes a joinder to this Agreement and the Notes to become a joint and several Obligor hereunder or a Guarantor hereunder, in each case pursuant to Paragraph 5.19 hereof; (c) enter into any new business activities or ventures not directly related to its present business; or (d) merge or consolidate with or into any other entity or corporation, except that any Subsidiary may be merged into the Company if the Company is the surviving entity and any Subsidiary may merge into any other Subsidiary; provided, however, that in the absence of a Default or an Event of Default hereunder, and if a Default or Event of Default would not result therefrom, Obligors may make acquisitions (by merger or purchase) of substantially all but not less than substantially all of other entities or corporations in the same or substantially the same business as Obligors. Obligors shall provide to you a financial projection, including an income statement and cash flow, from the date of any proposed acquisition with a purchase price exceeding Ten Million Dollars ($10,000,000), showing prospective compliance with Paragraphs 5.12 through 5.14 and Section Six of this Agreement through the Maturity Date and a pro forma combined historical balance sheet as of the end of the most recent fiscal quarter for the Company and the target.

                  6.9. Use of Proceeds. Use any of the proceeds of the Notes, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation G of the Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                  6.10. Amendment of Documents. (a) Without the consent of the Required Holders, which consent shall not be withheld unreasonably, amend or permit any amendments to: any Obligor's or Subsidiary's organizational documents; the Declaration of Trust of the Trust; the Indenture; the Terms of Common Securities of the Trust; the Terms of Preferred Securities of the Trust; the Preferred Securities Guaranty; and (b) with respect to those provisions of the Credit Agreement relating to financial covenants (Paragraphs 6.13 through 6.15), Events of Default (Section 9), mandatory or voluntary prepayments (Paragraphs 2.8 and 2.9) and all definitions related thereto, any amendment, waiver or consent thereto shall require the simultaneous amendment, waiver or consent, as applicable, to the corresponding provision in this Agreement pursuant to Section 12.

                  6.11. Payment of Loan. Make any payment of principal on the Loan except if simultaneously with such payment a prepayment to the extent of the Noteholders' Applicable Share of such payment is made pursuant to Section 4 hereof.

         SECTION 7.  DEFINITIONS.

                  7.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below.

                  "1997 Conversion" means the conversion of SunSource L.P., a Delaware limited partnership, to the corporate form of SunSource Inc., a Delaware corporation as set forth in SunSource Inc.'s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 31, 1996, as amended.

                  "1998 Conversion" means: (i) the creation of SunSource Investment Company, Inc. ("SSICI"), a wholly-owned holding company of the Company, of which SunSub A will become a direct, wholly-owned subsidiary; (ii) the merger of SunSub B with and into SunSub A, causing the existence of SDI Operating Partners, L.P. and its general partner, SDIPI, to cease and the assets and liabilities of both partnerships to be owned by SunSub A and (iii) the formation by SunSub A of four wholly-owned subsidiaries to which it will contribute the assets and liabilities of SDI Operating Partners, L.P.

                  "Accumulated Funding Deficiency" has the meaning ascribed to that term in Section 302 of ERISA.

                  "Adjusted EBITDAR" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, EBITDA plus rent expense (as determined in accordance with GAAP) minus Capital Expenditures.

                  "Affiliate" means: (i) any person who or entity which directly or indirectly owns, controls or holds ten percent (10%) or more of the outstanding common stock in the Company; (ii) any entity of which ten percent (10%) or more of the outstanding common stock or beneficial interest is directly or indirectly owned, controlled, or held by the Company or an Affiliate; (iii) any entity which directly or indirectly is under common control with the Company; (iv) any officer, director or partner of the Company or any Affiliate; or (v) any immediate family member of any person who is an Affiliate. For purposes of this definition, the term "control" means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent" means First Union National Bank, successor by merger to CoreStates Bank, N.A., in its capacity as administrative agent for the Banks pursuant to the Credit Agreement, and its successors and assigns in such capacity.

                  "Agreement" means this Amended and Restated Note Purchase Agreement and all exhibits and schedules hereto, as each may be amended, modified or supplemented from time to time.

                  "Bank" means individually and "Banks" means collectively, the banks identified on Schedule 3 attached to the Credit Agreement as such Schedule may be amended from time to time, their respective successors and assigns and any additional banks which become parties to the Credit Agreement after the date thereof in accordance with Paragraph 12.2 of the Credit Agreement, but shall not include any such Bank which is replaced pursuant to the terms thereof after the date thereof.

                  "Business Day" means any day not a Saturday, Sunday or a day on which banks are required or permitted to be closed under the laws of the Commonwealth of Pennsylvania.

                  "Capital Expenditures" means, for any period, amounts accrued or incurred for fixed assets or improvements, replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including direct or indirect acquisition costs of such assets.

                  "Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

                  "Capitalization Ratio" means, as of any date of determination, the ratio of Funded Debt to Total Capital.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, as amended from time to time.

                  "Change of Control" means if at any time after the date of this Agreement: (i) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing twenty percent (20%) or more of the combined voting power of all securities of the Company entitled to vote in the election of directors other than the management group of Joseph M. Corvino, Max W. Hillman, Harold J. Cornelius, Norman V. Edmonson, Donald T. Marshall and John P. McDonnell (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of the Company shall cease for any reason to consist of (1) individuals who on the date hereof are serving as directors of the Company or
(2) individuals who subsequently become members of the Board if such individuals' nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of the Company. For purposes of clause (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing Paragraph 8.1(f) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (i) above.

                  "Closing Date" means 11:59 p.m. on December 31, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time and regulations in effect from time to time.

                  "Credit Agreement" means the Second Amended and Restated Credit Agreement dated December 31, 1998 among the Company and its Subsidiaries set forth on Schedule 1 thereto as Borrowers, the Company's Subsidiaries set forth on Schedule 2 thereto, as Guarantors, Agent, for itself and as Agent, the Bank of Nova Scotia, Agent, for itself and as Documentation Agent, and the Banks set forth on Schedule 3 thereto, as amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

                  "Default" means an event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

                  "Designated Disposition Proceeds" means the aggregate proceeds of any one or more sales, divestitures or spin-offs of or any portion of either the Hillman Fastener or Harding Glass divisions of the Company up to Fifteen Million Dollars ($15,000,000).

                  "Distributions Paid on Trust Securities" means all amounts payable by the Trust to the holders of the Trust Preferred Securities and Trust Common Securities.

                  "EBITDA" means, for any fiscal period of SunSource Inc. and its Consolidated Subsidiaries, Net Income plus (i) Interest Expense (including all interest paid on the Junior Subordinated Debentures (whether paid in cash or in kind)), (ii) all provisions for income taxes, (iii) depreciation and amortization expense, and (iv) extraordinary losses, minus extraordinary gains, as each such item is determined in accordance with GAAP.

                  "Environmental Control Statutes" means any federal, state or local laws governing control, storage, removal, spill, release or discharge of Hazardous Substances including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, in each case, including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

                  "Environmental Material Adverse Effect" means a material adverse effect on the business, financial condition on prospects of Obligors and Subsidiaries taken as a whole, greater than or equal to $1,000,000 per single event of $5,000,000 in the aggregate for all such environmental events as a result of any condition, circumstance or contingency.

                  "EPA" means the United States Environmental Protection Agency, or any successor thereto.

                  "ERISA Affiliate" means, when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organization within the meaning of Code Sections 414(b), (c), (m) or (o) of which any Obligor or any Guarantor is a member.


                  "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time.

                  "Event of Default" means an event described in Paragraph 8.1 hereof.

                  "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement among SDI Operating Partners L.P. and its Subsidiaries as set forth on Schedule 1 attached thereto, as Borrowers, SDIPI, the Company, SunSub A Inc. and SunSub B Inc., as Guarantors, Agent, for itself and as Agent, The Bank of Nova Scotia, for itself and as Documentation Agent, and the Banks set forth on Schedule 2 attached thereto dated as of September 30, 1997.

                  "Existing Note Purchase Agreement" means that Note Purchase Agreement dated as of September 30, 1997, as amended, issued by SDI Operating Partners, L.P. for Sixty Million Dollars ($60,000,000) in privately-placed notes.

                  "Fixed Charges" means, at any date of determination for the most recently ended Rolling Period of SunSource Inc. and its Consolidated Subsidiaries, the sum of (i) Interest Expense (including interest paid on the Junior Subordinated Debentures to the extent paid in cash); (ii) rent expense;
(iii) scheduled maturities paid on Funded Debt (excluding the Loan); and (iv) cash dividends paid by the Company, all as determined in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of Adjusted EBITDAR to Fixed Charges for the most recently ended Rolling Period.

                  "Funded Debt" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following in such period, without duplication: (i) Indebtedness for borrowed money; (ii) Indebtedness evidenced by notes, debentures or similar instruments; (iii) Capital Leases;
(iv) guarantees of Indebtedness or Capital Leases; and (v) letters of credit and letter of credit reimbursement obligations. For purposes of this definition, Funded Debt does not include the Junior Subordinated Debentures.

                  "GAAP" shall mean generally accepted accounting principles, which shall be (i) applied in accordance with the Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report," (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and (ii) in the form and content of any requirements for financial statements filed with the Securities and Exchange Commission, in all cases applied on a consistent basis. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period except such changes in accounting principles approved by the Guarantor's outside auditors.

                  "Guarantors" means, individually and collectively, those Subsidiaries set forth on Schedule 2 attached hereto and any future Subsidiary executing a joinder to this Agreement to become a Guarantor.

                  "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutants.

                  "Indebtedness" of any person means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any lien upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capital Leases, (v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

                  "Interest Expense" means for any fiscal period, the interest expense of SunSource Inc. and its Consolidated Subsidiaries, as determined in accordance with GAAP for such period.

                  "Indenture" means the Indenture dated as of September 5, 1997 between the Company and Bank of New York, as trustee, providing for the issuance of the Junior Subordinated Debentures.

                  "Junior Subordinated Debentures" means the unsecured subordinated obligations of the Company which were deposited in the Trust as trust assets upon the 1997 Conversion and the terms of which are included in the Indenture.

                  "Leverage Ratio" means as of any date of determination of SunSource Inc. and its Consolidated Subsidiaries the ratio of Funded Debt as of such date to EBITDA for the most recently ended Rolling Period.

                  "Loan" or "Loans" means the outstanding principal balance of Indebtedness for advances under the Credit Agreement, plus the outstanding principal balance of Indebtedness for advances on swing line loans under Paragraph 2.13 of the Credit Agreement, plus the unreimbursed amount of any draws on letters of credit under the Credit Agreement, in each case, together with interest accrued thereon and fees and expenses incurred in connection therewith.

                  "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the commercial or industrial facilities or businesses owned or operated by the Obligors.

                  "Make-Whole Amount" shall mean, in connection with any prepayment of a Note pursuant to Paragraph 4.2, the amount (but not less than zero) equal to the excess, if any, of

                  (1) the sum of the Present Values (as hereinafter defined) of
(a) the principal amount of such Note being prepaid (assuming the principal balance of such Note payable upon maturity is paid when due) and (b) the amount of interest (other than accrued interest being paid concurrently with such prepayment) that would have been payable on each interest payment date on the amount of such principal being prepaid (assuming the principal balance of such Note payable upon maturity and interest payments are paid when due), over

                  (2) the principal amount of such Note being prepaid.

For purposes of this definition, "Present Value" shall be determined in accordance with generally accepted financial practice on a semiannual basis at a discount rate equal to the sum of the applicable Treasury Yield plus 1/2 of 1%; and the applicable "Treasury Yield" for such purpose shall be the yield on actively traded United States Treasury securities having a maturity equal to the then-remaining weighted average life to maturity (determined in accordance with generally accepted financial practice) of the Note being prepaid as determined by reference to the display designated as "Page 500" on the Dow Jones Markets Service (or, if such display is no longer published, any publicly available source of similar market data, such as Federal Reserve Statistical Release H.15(519), that became publicly available at least four Business Days prior to the date of such prepayment); provided that if such weighted average life to maturity is not equal to the maturity of any actively traded United States Treasury securities as set forth on said display (or said substitute source of market data), such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded United States Treasury securities set forth on said display (or said substitute source of market data) having a maturity closest to such weighted average life to maturity.

                  "Material Adverse Change" means a material adverse change in the business, financial condition or prospects of the Obligors and Subsidiaries taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of the Obligors and Subsidiaries taken as a whole as a result of any condition, circumstance or contingency, either singly or in the aggregate.

                  "Material Subsidiary" means any Subsidiary which either (i) comprised five percent (5%) or more of the assets of SunSource Inc. and its Consolidated Subsidiaries as of the most recent date for which a balance sheet has been delivered (or is required to have been delivered) hereunder or (ii) was responsible for five percent (5%) or more of EBITDA for the most recent Rolling Period.

                  "Maturity Date" means September 30, 2002.

                  "Net Cash Proceeds" of (A) any sale of assets shall mean the cash proceeds received by the seller in such a transaction less (i) the reasonable costs of the transaction, and (ii) indebtedness secured by any lien on such assets which is paid from such proceeds and (iii) any tax payment required to be made as a result of the gain (if any) on such sale; and (B) any other prepayment of the Loan and Notes shall mean the total amount of such payment to the Banks and the holder of the Notes.

                  "Net Income" means, for any period, SunSource Inc. and its Consolidated Subsidiaries' gross revenue for such period (excluding extraordinary gains and losses) less all expenses and other proper charges (including taxes on income) in each case as determined in accordance with GAAP.

                  "Net Worth" means, as of any date of determination, Total Assets minus Total Liabilities in SunSource Inc. and its Consolidated Subsidiaries, as stated on the financial statements most recently delivered to you pursuant to Paragraphs 5.2 and 5.3 hereof, as applicable.

                  "Noteholders' Applicable Share" means, as of any date of determination, with respect to any Net Cash Proceeds which are required or permitted to be used by the Company to reduce the amount outstanding on the Notes pursuant to this Agreement, the portion of such Net Cash Proceeds which bears the same relationship to the entire amount of such Net Cash Proceeds as the amount outstanding on the Notes on the date of determination bears to the sum of the outstanding principal amount of the Loan plus the amount of the Notes on the date of determination.

                  "Notes" means the Company's 7.66% Notes due 2002 issued in an original aggregate principal amount of Sixty Million Dollars ($60,000,000) pursuant to this Agreement.

                  "Officer's Certificate" means a certificate signed on behalf of the Company by the chief financial officer or controller of the Company.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Permitted Investments" means (i) investments in commercial paper maturing in 180 days or less from the date of issuance which is rated Al or better by Standard & Poor's Corporation or Pl or better by Moody's Investors Services, Inc.; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and the long-term deposits of which are rated Al or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation; (iv) money market funds invested in vehicles of the types set forth in subsections (i) through (iii); and (v) other investments not to exceed $500,000 in the aggregate made from the date hereof to the Maturity Date.

                  "Plan" means any pension benefit or welfare benefit plan as defined in Sections 3(1), (2) or (3) of ERISA covering employees of the Obligors or any ERISA Affiliate.

                  "Promissory Notes" means collectively the Promissory Notes in the form of Exhibit B attached to the Credit Agreement to be delivered by the borrowers set forth in the Credit Agreement to Banks pursuant to Paragraph 5.1(a) thereof, as the same may be amended or modified or extended or restated from time to time.

                  "Required Banks" means those Banks (which may include Agent) holding sixty-six and two-thirds percent (66-2/3%) or more of the amount of the commitment, as defined in the Credit Agreement, or, if indebtedness is outstanding hereunder, sixty-six and two-thirds percent (66-2/3%) or more of the Loan.

                  "Required Holders" means the holder or holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Notes.

                  "Restricted Payments" means (i) any dividend or distribution on, or the purchase, redemption, prepayment or other retirement of the common securities of the Company and (ii) the payment of principal or interest on or the purchase, redemption, prepayment or other retirement of the Junior Subordinated Debentures.

                  "Rolling Period" means, as of any date, the most recent four
(4) consecutive fiscal quarters of SunSource Inc. and its Consolidated Subsidiaries completed on or before such date.

                  "Sale of Material Assets" means any sale, transfer or other disposition of any Obligor's or any Subsidiary's assets in transactions (not related to the 1998 Conversion) in which the total consideration paid or payable to any Obligor or Subsidiary (including without limitation all cash, liabilities assumed and the fair market value of any stock provided in such transaction) is, in the aggregate, as to all such transactions after the date of this Agreement, greater than Fifteen Million Dollars ($15,000,000).

                  "SDI Operating Partners, L.P." means SDI Operating Partners, L.P., a Delaware limited partnership.

                  "SDIPI" means SDI Partners I, L.P., a Delaware limited partnership and the general partner of SDI Operating Partners, L.P.

                  "Subsidiary" or "Subsidiaries" means any corporation of which the Company, directly or indirectly, owns more than fifty percent (50%) of any class or classes of securities. The Subsidiaries of the Company set forth on
Schedule 1 attached hereto are, collectively with the Company, the Obligors, and those Subsidiaries of the Company set forth on Schedule 2 attached hereto are the Guarantors.

                  "SunSource Inc." means the Company, SunSource Inc., a Delaware corporation.

                  "SunSource Inc. and its Consolidated Subsidiaries" means the Company and its consolidated subsidiaries as defined in accordance with GAAP.

                  "SunSub A" means SunSub A Inc., a Delaware corporation.

                  "SunSub B" means SunSub B Inc., a Delaware corporation.

                  "Total Assets" means, as of any date of determination, all assets of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc. and its Consolidated Subsidiaries' financial statements most recently delivered to you pursuant to Paragraphs 3.6, 5.2 and 5.3 hereof, as defined in accordance with GAAP.

                  "Total Capital" means, at any date of determination of SunSource Inc. and its Consolidated Subsidiaries, the sum of the following: (i) Funded Debt; (ii) the outstanding principal amount of Junior Subordinated Debentures; and (iii) Net Worth.

                  "Total Liabilities" means, as of any date of determination, all liabilities and deferred items of SunSource Inc. and its Consolidated Subsidiaries, as set forth on SunSource Inc. and its Consolidated Subsidiaries' financial statements most recently delivered to you pursuant to Paragraphs 3.6,
5.2 and 5.3 hereof, as defined in accordance with GAAP.

                  "Trade Notes" means Indebtedness of the Company secured by the Company's inventory of glass and window products pursuant to financing plans in the normal course of business for value received.

                  "Trust" shall mean SunSource Capital Trust, a Delaware statutory business trust, which is the issuer of the Trust Preferred Securities to the former holders of the A interests in SunSource L.P. and the Trust Common Securities to the Company.

                  "Trust Common Securities" means the common securities issued by the Trust pursuant to the Conversion.

                  "Trust Preferred Securities" means the preferred securities issued by the Trust pursuant to the Conversion.

                  "Year 2000 Compliant" means, as to any computer system or application or micro-processor dependent good or equipment, that it is designed and intended to be used prior to, during and after the calendar year 2000 AD and that it will operate as designed and intended during each such time period without error relating to date data or date information, specifically including any error relating to, or the product of, date data or date information that represents or references different centuries or more than one century.

                  7.2. Rules of Construction.

                           (a) GAAP. Except as otherwise provided herein,
financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP. If the Company or you determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to their detriment under this Agreement, such party may, by written notice to the other within thirty (30) days after the effective date of such change in GAAP, request renegotiation and the parties agree to negotiate in good faith to modify such financial covenants affected by such change to reflect equitably such change. If the Company and the holders of the Notes have not agreed on revised covenants within thirty (30) days after the delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change occurred that gave rise to the notice.

                           (b) Use of Term "Consolidated". Any term defined in
this Section 7, when modified by the word "Consolidated" shall have the meaning given to such term herein as to the Company on a consolidated basis with its Subsidiaries and all other entities whose accounts, financial results or position, for either federal income tax or financial accounting purposes, are consolidated with those of the Company in accordance with GAAP.

         SECTION 8. EVENTS OF DEFAULT; REMEDIES.

                  8.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

                           (a) If any Obligor or Guarantor shall fail to pay
when due (i) any installment of principal or interest when due or (ii) fees, costs, expenses or any other sum payable to you hereunder or otherwise within 5 days after notice from you that it is due;

                           (b) If any representation or warranty made herein or
in connection herewith or in any statement, certificate or other document furnished hereunder is incorrect, false or misleading in any material respect when made;

                           (c) If any Obligor or Guarantor shall default in the
payment or performance of any obligation or Indebtedness to another, either singly or in the aggregate in excess of $1,000,000, whether now or hereafter incurred;

                           (d) If there shall be a default in or failure to
observe at any test date the covenants set forth in Paragraphs 5.12 through 5.14 or Section Six hereof;

                           (e) If any Obligor or Guarantor shall default in the
performance of any other agreement or covenant contained herein (other than as provided in subparagraphs (a), (b) or (d) above) or in any document executed or delivered in connection herewith, and such default shall continue uncured for twenty (20) days after the earlier of (i) any Obligor having actual knowledge of such default, and (ii) notice thereof to the Company given by any holder of a Note;

                           (f) [Intentionally omitted];

                           (g) If custody or control of any substantial part of
the property of any of the Obligor or Guarantor shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any material license or franchise shall be suspended, revoked or otherwise terminated; if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Obligor or Guarantor as now conducted;

                           (h) If any Obligor or Guarantor: becomes insolvent,
bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Obligor; if any order for relief is entered relating to any of the foregoing proceedings; if any Obligor or Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Obligor or Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                           (i) If any event or condition shall occur or exist
with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, any Obligor or Guarantor has incurred or in the opinion of the Company are reasonably likely to incur a liability in excess of $1,000,000 during any consecutive twelve (12) month period;

                           (j) If any judgment, writ, warrant or attachment or
execution or similar process which calls for payment or presents liability in excess of $1,000,000 shall be rendered, issued or levied against any Obligor or Guarantor or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty
(60) days after its issuance or levy; provided, however, that if a judgment, writ, warrant or attachment or execution or similar process relates to federal or state taxation, then an Event of Default shall occur if the same shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within one hundred twenty (120) days after its issuance or levy; or

                           (k) If the Company makes a payment of principal or
interest on or purchases or redeems the Junior Subordinated Debentures and the Trust does not immediately use such funds to make Distributions Paid on Trust Securities.

                  8.2. Acceleration; Suits for Enforcement. (i) Upon the occurrence of an Event of Default under Paragraph 8.1(h), the unpaid principal amount of all Notes, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount specified below shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company and (ii) if any other Event of Default shall have occurred and be continuing, the holders of at least 51% in aggregate principal amount of the Notes may elect to declare the entire unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount specified below, provided that, during the existence of an Event of Default described in Paragraph 8.1(a) with respect to any Note, the holder of such Note may, by written notice to the Company, declare such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount specified below. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the principal of all Notes held by it to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount specified below. For purposes of this Paragraph 8.2 the term "Additional Amount" means, with respect to any Note, an amount equal to the Make-Whole Amount that would be payable with respect to such Note if the Company had elected to prepay the Notes pursuant to Paragraph 4.2. In addition, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note whether by acceleration or otherwise or to enforce any other legal or equitable right of the holder of such Note.

                  The Company covenants that, if it shall default in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including reasonable counsel fees.

                  8.3. Remedies Cumulative. No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  8.4. Remedies Not Waived. No course of dealing between the Company and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

         SECTION 9. GUARANTY.

                  9.1. Guaranty. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the full, prompt and punctual payment to you and the other holders of the Notes, as and when due, whether at maturity, by acceleration or otherwise, of any and all Indebtedness, liabilities and obligations of the Company to you and the other holders of the Notes created at any time under, or pursuant to the terms of, this Agreement and of the Notes, whether for principal, interest, premiums, fees, expenses or otherwise (all such indebtedness, liabilities and obligations being called in this Section Nine collectively the "Obligations"), together with any and all reasonable expenses, including attorneys' fees and disbursements, which may be incurred by you or the other holders of the Notes in enforcing any and all rights against Guarantors under this Agreement (herein the "Expenses").

                  9.2. Bankruptcy. Without limiting Guarantors' obligations hereunder and notwithstanding any purported termination of this Section Nine or this Agreement, if any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to any of the Obligors or any additional guarantor or endorser of all or any of the Obligations and Expenses shall occur, and such occurrence shall result in the return of (or if in such event you or another holder of the Notes shall be requested to return) any payment or performance of any of the Obligations or Expenses, then the obligations of each Guarantor hereunder shall be reinstated with respect to such payment or performance returned or requested to be returned and with respect to all further obligations arising as a result of such return or request, and each Guarantor shall thereupon be liable therefor, without any obligation on the part of you or another holder of the Notes to contest or resist any such return.

                  9.3. Nature and Term of Guaranty. The obligations of each Guarantor under this Section Nine shall be independent, absolute, irrevocable and unconditional and shall remain in full force and effect until the Obligations and all other amounts payable hereunder shall have been paid in full (subject, however, to reinstatement under Paragraph 9.2 hereof).

                  9.4. Rights and Remedies. You or any other holder of the Notes may proceed to exercise any right or remedy which you or it may have under this Section Nine against Guarantors without first pursuing or exhausting any rights or remedies which it may have against any of the Obligors, any additional guarantor or against any other person or entity or any collateral security, and may proceed to exercise any right or remedy which it may have under this Section Nine without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantors or other persons or entities and without releasing any of Guarantors' obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to you and the other holders of the Notes is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Section Nine or now or hereafter existing at law or in equity.

                  9.5. Actions by Holders of the Notes Not Affecting Guaranty. The Required Holders may, at any time or from time to time, in such manner and upon such terms as they may deem proper, extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations and Expenses or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of any of the Obligors which may at any time be due or owing to themselves or anyone, or elect not to enforce any of their rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of, Guarantors and without releasing or affecting Guarantors' obligations under this Section Nine.

                  9.6. Payment in Accordance with Notes and this Agreement. This Section Nine shall be construed as guaranteeing that the Obligations and Expenses shall be paid strictly in accordance with the terms of the Notes and this Agreement, regardless of any non-perfection of any collateral security for the Obligations; any invalidity or unenforceability of this Agreement, the Notes or any of the Obligations; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any of the Obligors, Guarantors or any additional guarantor or endorser of any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Section Nine in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any rights of the holder or holders of the Notes with respect thereto or which might cause or permit any of the Obligors or any additional guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Section Nine.

                  9.7. Payments Under Guaranty. All payments by Guarantors hereunder shall be made in the manner set forth on Schedule 3 hereto.

                  9.8. Waivers and Modifications. No failure or delay on the part of any holder of the Notes in exercising any power or right under this Section Nine against Guarantors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Section Nine. No modification or waiver of any provision of this Section Nine, nor consent to any departure therefrom, shall, in any event, be effective unless the same is in writing signed by the Required Holders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantors, in any case, shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances.

                  9.9. Waiver. Each Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations and this Section Nine, except notice of demand for payment hereunder.

                  9.10. Subordination of Rights of Subrogation. Guarantors shall not exercise any rights which Guarantors may acquire by way of subrogation under this Section Nine, applicable law or otherwise, by any payment made hereunder or otherwise, until all of the Obligations and Expenses and all other amounts payable hereunder (including amounts which may become due following a reinstatement hereof under Paragraph 9.2 hereof) shall have been paid in full in cash. If any amount shall be paid to any Guarantor on account of such rights at any time when all the Obligations and Expenses shall not have been paid in full (including amounts which may become due following a reinstatement hereof under Paragraph 9.2 hereof), such amount paid to such Guarantor shall be held in trust for the benefit of the holders of the Notes and shall forthwith be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Notes and this Agreement; provided, however, that to the extent not prohibited by applicable law or affecting the Banks' or holders of the Notes right to retain such funds, the holders of the Notes shall retain Noteholders' Applicable Share of the Net Cash Proceeds of any amount so recovered and the remainder shall be shared with the Banks. If any Guarantor shall make payment to the holders of the Notes of all or any part of the Obligations and Expenses and all of the Obligations and Expenses shall be paid in full, the holders of the Notes, shall, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer, by subrogation, to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

                  9.11. No Setoff by Guarantors. No setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantors have or may have against any of the Obligors or any holder of the Notes shall be available hereunder to Guarantors.

                  9.12. Continuing Guaranty; Transfer of Note. Except as provided in Paragraph 9.2 hereof, this Section Nine is a continuing guaranty and shall (i) remain in full force and effect until the Obligations and Expenses and all other amounts payable under this Section Nine shall have been paid in full (subject, however, to reinstatement under Paragraph 9.2 hereof), (ii) be binding upon Guarantors and the successors and assigns of Guarantors, and (iii) inure to the benefit of the holders of the Notes, and be enforceable by them and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any holder of the Notes may, to the extent permitted in this Agreement endorse, assign or otherwise transfer its Notes to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to any holder of the Notes herein or otherwise.

                  9.13. Representations and Warranties; Covenants. By signing in the place provided below, each Guarantor hereby makes the representations and warranties set forth in this Agreement and hereby agrees to the covenants and other agreements of the Guarantors to the extent set forth in this Agreement.

         SECTION 10. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Company will keep at its principal executive office a note register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes.

                  Whenever any Note or Notes shall be surrendered either at the principal executive office of the Company or at the place of payment named in the Notes, for transfer or exchange, the Company will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount of the Note or Notes so surrendered. Each such new Note shall be payable to such person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer duly executed, by the registered holder of such Note or its attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

                  The Company and any agent of the Company may treat the person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

         SECTION 11. LOST, ETC., NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it and upon surrender and cancellation of such Note, if mutilated, the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon.

                  Notwithstanding the foregoing provisions of this Section, if any Note of which you or any other institutional holder is the owner is lost, stolen or destroyed, then the affidavit of your or such holder's Treasurer or Assistant Treasurer (or other responsible officials) shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to the execution and delivery by the Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than your or such holder's written agreement to indemnify the Company.

                  The Company will keep at its principal executive offices a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by any holder of a Note or any prospective purchaser of a Note designated by a holder thereof.

         SECTION 12. AMENDMENT AND WAIVER.

                  A. Any term, covenant, agreement or condition of this Agreement or of the Notes may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by one or more substantially concurrent written instruments signed by the Required Holders, provided, however, that no such amendment or waiver shall:

                     (1) (i) change the rate or the time of payment of interest on any of the Notes, without the consent of the holder of each Note so affected,

                         (ii) modify any of the provisions of this Agreement or
of the Notes with respect to the payment or prepayment thereof, or change the percentage of holders of Notes required to approve any such amendment or effectuate any such waiver, without the consent of the holders of all the Notes then outstanding, or

                         (iii) give to any Note any preference over any other
Note,

                     (2) extend to or affect any obligation not expressly waived or impair any right consequent thereon, and

                     (3) amend, waive or modify the provisions of this Agreement relating to (i) the covenants set forth in Paragraphs 5.12 through 5.14 and Section Six hereof; (ii) any of the Events of Default set forth in Paragraph 8.1 hereof; (iii) the mandatory and voluntary prepayment provisions of Paragraphs 4.1, 4.2, 4.3, 4.4, 4.7 and 4.8 hereof; and (iv) any of the definitions relating to the matters described in clauses (i) through (iii) above, without the simultaneous amendment, waiver or modification of the corresponding provision of the Credit Agreement by Banks or Required Banks, as applicable.

                  B. Any amendment or waiver pursuant to Subsection A of this Section shall (except as provided in Clause A(1)(i)) apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

                  C. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of any Note (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 12 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the required percentage of the holders of the Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of any Note as consideration for or as an inducement to the entering into by any holder of any Note or any amendment or waiver of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes outstanding at the time such offer is made.

         SECTION 13. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as you or any nominee designated by you shall be the holder of any Note, the Company shall punctually pay all amounts which become due and payable on such Note to you at your address and in the manner set forth in Schedule 3 hereto, or at such other place and in such other manner as you may designate by notice to the Company, without presentation or surrender of such Note. You agree that prior to the sale, transfer or other disposition of any such Note, you will make notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company shall enter into an agreement similar to that contained in this Section with any other institutional investor (or nominee thereof) who shall hold any of the Notes.

         SECTION 14. LIABILITIES OF THE PURCHASER. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of you or any other holder of any Note to enforce any provision hereof or of any of the Notes for the benefit or on behalf of any other person who may be the holder of any Note.

         SECTION 15. TAXES. The Company will pay all taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the transfer) of any of the Notes or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes and will save you and all subsequent holders of the Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. In addition and not in limitation of the foregoing, the Obligors jointly and severally agree to indemnify and hold each holder of a Note free and harmless from and against any federal, state or local income or franchise taxes or any interest, penalties, or additions to tax with respect thereto, that are incurred by any holder of a Note in whole or in part by reason of any assumption by the Obligors of the obligations under the Existing Note Purchase Agreement and the Notes issued thereunder or the receipt of any payment in respect of such taxes or other amounts. The obligations of the Company under this Section shall survive the payment of the Notes.

         SECTION 16. MISCELLANEOUS.

                  16.1. Expenses. The Company agrees, whether or not the transactions contemplated by Paragraph 1.2 shall be consummated, to pay all reasonable expenses incident to such transactions and also in connection with any future amendment of, or waiver under or with respect to (whether or not the same shall become effective), this Agreement or any of the Notes, including in each case, without limitation, all document production and other expenses, the reasonable fees and disbursements of your special and local counsel for their services in connection with such transactions, the fees and expenses in connection with the assignment of the private placement number referred to in Paragraph 3.7 and all expenses in connection with the shipping to and from your office or the office of your nominee or custodian bank of the Notes delivered to you on the Closing Date and to reimburse you for any reasonable out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses following the occurrence and during the continuance of any Default or Event of Default or incident to the negotiation of any restructuring, workout or similar arrangement, whether or not consummated, relating to the Company. The obligations of the Company under this Paragraph shall survive the payment of the Notes.

                  In furtherance of the foregoing paragraph, on the Closing Date, the Company will pay the fees and disbursements of Milbank, Tweed, Hadley & McCloy and Pepper Hamilton LLP which are reflected in the statements of such special counsel delivered to the Company on or prior to the Closing Date; and thereafter the Company will pay, promptly upon receipt of supplemental statements therefor from time to time, additional fees, if any, and disbursements of such special counsel in connection with the transactions contemplated by Paragraph 1.2 (including unposted disbursements as of the Closing Date).

                  16.2. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company or any partner of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) survive the execution and delivery of this Agreement and the delivery of the Notes to you, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Section 15 and Paragraph 16.1.

                  16.3. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns, except that, in the case of a successor to the Company by consolidation or merger or a transferee of its assets, this Agreement shall inure to the benefit of such successor or transferee only if it becomes such in accordance with Paragraph 6.8; provided, however, that you shall not be obligated to purchase any Notes on the Closing Date from any person other than the Company. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign, provided, however, that the benefit of Paragraphs 5.2, 5.3, 5.6, Section 11 (as to satisfactory indemnity) and Section 13 shall be limited as provided therein.

                  16.4. Notices. All notices, opinions and other communications provided for in this Agreement shall be in writing and delivered or mailed, first class postage prepaid, addressed (A) if to the Company, at the address set forth at the head of this Agreement (marked for the attention of Vice President-Finance), or at such other address as the Company may hereafter designate by notice to you and to each other holder of any Note at the time outstanding, (B) if to you, at your address as set forth in Schedule 3 hereto or at such other address as you may hereafter designate by notice to the Company, or (C) if to any other holder of any Note, at the address of such holder as it appears on the Note Register or the records of the Company maintained pursuant to Section 10.

                  16.5. Reproduction of Documents. This Agreement and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or subsequently furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

                  16.6. Law Governing. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  16.7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

                  16.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between you and the Company and its Subsidiaries.


                  Very truly yours,

                                  SUNSOURCE INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  SUNSOURCE INVESTMENT COMPANY, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  SUNSUB A INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  THE HILLMAN GROUP, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                             [EXECUTIONS CONTINUED]

                                  HARDING GLASS, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  SUNSOURCE INDUSTRIAL SERVICES
                                  COMPANY, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  SUNSOURCE CORPORATE GROUP, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  KAR PRODUCTS INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                                  SUNSOURCE INVENTORY MANAGEMENT
                                  COMPANY, INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance


                             [EXECUTIONS CONTINUED]

                                  SUNSOURCE TECHNOLOGY SERVICES INC.


                                  By:____________________________________
                                     Name:  Joseph M. Corvino
                                     Title: Vice President - Finance

The foregoing Agreement is
hereby accepted as of the date
first above written:

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF
AMERICA


By: ___________________________
    Name:
    Title:

                                   SCHEDULE I

                         SUBSIDIARIES OF SUNSOURCE INC.
               THAT ARE OBLIGORS UNDER THE NOTE PURCHASE AGREEMENT


SunSource Investment Company, Inc.

SunSub A Inc.

The Hillman Group, Inc.

Harding Glass, Inc.

SunSource Industrial Services Company, Inc.

SunSource Corporate Group, Inc.

SunSource Inventory Management Company, Inc.

SunSource Technology Services Inc.

Kar Products Inc.

                                   SCHEDULE II

                         SUBSIDIARIES OF SUNSOURCE INC.
              THAT ARE GUARANTORS UNDER THE NOTE PURCHASE AGREEMENT


         None

                                   SCHEDULE 3

                          MANNER OF PAYMENT AND NOTICE

                                                                                         Principal Amount of
Name and Address of Purchaser                                                            Notes to be Purchased
-----------------------------                                                            ---------------------
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA                                          $60,000,000

XVII. All payments on account of the Notes shall be made in immediately available funds prior to 12:00 noon (New York time) on the due date by electronic funds transfer through the Automated Clearing House System identifying each payment as to:
                           The Chase Manhattan Bank
                           ABA No. 021-000-021
                           New York, New York

                           Account of:  Teachers Insurance and Annuity
                           Association of America
                           Account Number:  900-9-000200
                           For Further Credit to Account Number G07040

XVIII. Contemporaneous with the above electronic funds transfer payment, written confirmation of each such payment setting forth: (a) the full name, private placement number, interest rate and maturity date of the Notes; (b) allocation of payment between principal, interest and Make-Whole Amount; and (c) the name and address of the bank from which such electronic funds transfer was sent shall be delivered, mailed or faxed to:

                           Teachers Insurance and Annuity Association
                           of America
                           730 Third Avenue
                           New York, NY  10017
                           Attention:  Securities Accounting Division
                           Telephone Number: (212) 916-6004
                           Facsimile Number: (212) 916-6955

XIX.     All other communications shall be delivered or mailed to:
                           Teachers Insurance and Annuity
                           Association of America
                           730 Third Avenue
                           New York, NY  10017
                           Attention:  Securities Division,
                           Private Placements
                           General Telephone Number: (212) 490-9000
                           Facsimile Number:  (212) 916-6901

XX.      Taxpayer I.D. Number:  13-1624203


                                                                       EXHIBIT A



                SUNSOURCE INC. AND ITS SUBSIDIARIES SET FORTH ON
                    SCHEDULE 1 TO THE NOTE PURCHASE AGREEMENT

                              SENIOR NOTE DUE 2002

                                PPN: ____________

Note No.                                                                  [Date]
$


                           FOR VALUE RECEIVED, the undersigned, SUNSOURCE INC.,
a corporation organized and existing under the laws of Delaware (herein called the "Company") and its subsidiaries set forth on Schedule 1 to the Note Purchase Agreement referred to below (together with the Company, the "Obligors"), hereby jointly and severally promise to pay to or registered assigns, the principal sum of

                                                                     DOLLARS
(or so much thereof as shall not have been prepaid) on September 30, 2002, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof at the rate of 7.66% per annum (subject to increase as provided in Paragraph 1.4 of the Note Purchase Agreement referred to below) from December 30, 1998, payable quarterly in arrears on March 30, June 30, September 30 and December 30 in each year, commencing on December 30, 1997, until said principal shall have become due and payable, and thereafter to pay interest (so computed) at the rate per annum equal to the greater of (i) the prime commercial lending rate of interest announced by The Chase Manhattan Bank (National Association) at its principal office in New York, New York, as in effect from time to time, plus 1% or (ii) 8.66%, on any overdue principal and premium and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid. Payments of principal, premium, if any, and interest are to be made at the office of Morgan Guaranty Trust Company of New York, New York, in lawful money of the United States of America.

                           This Note is one of the 7.66% Senior Notes issued
pursuant to the Amended and Restated Note Purchase Agreement dated as of December 31, 1998 between the Obligors, the Subsidiaries of the Company set forth on Schedule 2 thereto, as Guarantors, and Teachers Insurance and Annuity Association of America (the "Note Purchase Agreement"), and is entitled to the benefits thereof. As provided in said Note Purchase Agreement, this Note is subject to optional prepayments in whole or in part.

                           This Note is transferable on the note register of the
Company upon presentment at the principal executive office of the Company or the place of payment named herein, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing. As provided in said Note Purchase Agreement, Notes may also be exchanged at such office or place of payment for a like aggregate principal amount of Notes, as requested by the holder presenting the same. The Company may deem and treat the person in whose name this Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

                           In case an Event of Default (as defined in said Note
Purchase Agreement) shall occur and be continuing, the principal of this Note may become or be declared due and payable in the manner and with the effect provided in said Note Purchase Agreement.

                                     SUNSOURCE, INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSOURCE INVESTMENT COMPANY, INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSUB A INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     THE HILLMAN GROUP, INC.

                                     By:______________________________
                                        Name:
                                        Title:

                             [EXECUTIONS CONTINUED]

                                     HARDING GLASS INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSOURCE INDUSTRIAL SERVICES
                                     COMPANY, INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSOURCE CORPORATE GROUP, INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     KAR PRODUCTS INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSOURCE INVENTORY MANAGEMENT
                                     COMPANY, INC.

                                     By:______________________________
                                        Name:
                                        Title:


                                     SUNSOURCE TECHNOLOGY SERVICES INC.

                                     By:_______________________________
                                        Name:
                                        Title:

                                    EXHIBIT B                        Page 1 of 4


              DISCLOSURE PURSUANT TO REPRESENTATIONS AND WARRANTIES



2.4 Material Contracts

                None

2.5 Compliance

                None

2.6 Litigation

                On February 27, 1996, a lawsuit was filed against the Company by the buyer of its Dorman Products division, R&B, Inc. ("R&B") for alleged misrepresentation of certain facts by the Company upon which R&B allegedly based its offer to purchase Dorman. The complaint seeks damages of approximately $21,000,000, although the Company believes that any recovery by R&B will be substantially lower. In 1998, the Company and R&B agreed to an arbitration process with respect to certain unresolved post-closing adjustments. In the third quarter the Company recorded a pre-tax charge of $1,300,000 which management estimates is the Company's maximum exposure related to these post-closing issues. On December 4, 1998 a hearing was held by the arbitrator on these matters and his decision is expected by January 7, 1998. It is unclear what impact the arbitration decision will have on the ultimate resolution of this litigation. R&B has offered to settle the arbitration and litigation for the amount of $10,000,000. The Company is in the process of determining its response to this settlement offer but would not expect to exceed the amount of the reserve indicated above.

2.7 Title to Assets

                See the Attached Schedule of Indebtedness and Obligations for Secured Assets and Lease Obligations as of November 30, 1998 also as described in Notes 9, 10 and 11 to Consolidated Financial Statements of the Company and Subsidiaries as of and for the period ended December 31, 1997, previously furnished to the holder of the Note.

2.8 Capital Stock                                                    Page 2 of 4

                The number of shares and classes of capital stock of each Borrower and each Subsidiary and the ownership thereof effective upon the 1998 Conversion are as follows:

                Ownership of the Company

                Authorized Shares: 1,000 shares of Preferred Stock, $.01 par value per share 20,000,000 shares of Common Stock , $.01 par vaule per share

                Outstanding: Preferred stock: none
                Common stock: 6,756,129 shares (directors and executive officers ownership is approximately 21% of shares outstanding).

                Treasury: 461,100 common shares.

                Ownership of SunSource Investment Company, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSource, Inc.

                Ownership of SunSub A Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSource Investment Company, Inc.

                Ownership of The Hillman Group, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSub A Inc.

                Ownership of Harding Glass, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSub A Inc.

                Ownership of SunSource Industrial Services Company, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSub A Inc.

                Ownership of SunSource Corporate Group, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSub A Inc.

                Ownership of SunSource Inventory Management Company, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSource Industrial Services Company, Inc.

2.8 Capital Stock, continued                                         Page 3 of 4

                Ownership of SunSource Technology Services Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSource Industrial Services Company, Inc.

                Ownership of Kar Products, Inc.

                Authorized Shares: 100 shares of Common Stock, $.01 par value per share Outstanding: 100 shares issued to SunSource Industrial Services Company, Inc.

                Ownership of A & H Holding Co., Inc.

                Outstanding: 100 shares issued to Kar Products Inc.

                Ownership of Hydra Power de Mexico

                Outstanding: 49,998 shares of Common Stock issued to A&H Holding Co., Inc.

                Ownership of SIMCO de Mexico

                Outstanding: 98 shares of Common Stock issued to A&H Holding Co., Inc.

                Ownership of SunSource Canada Investment company LLC

                Outstanding:100 shares of Common Stock issued to A&H Holding Co., Inc.

                Ownership of J. N. Fauver (Canada), Ltd.

                Outstanding: 5 shares of Common Stock issued to SunSource Canada Investment Company LLC.

                Ownership of A & H Bolt & Nut Company, Ltd.

                Outstanding: 306 Class B special shares issued to SunSource Canada Investment Company LLC


2.10 (c) Taxes and Assessments

                The Internal Revenue Service and/or various State Taxing Authorities have in progress income tax audits of records for the years 1982 through 1984. The Company has assumed the agreements of Sun Distributors, Inc., to extend the time for assessment of tax for tax periods 1985, 1986 and January 1, 1987 through February 11, 1987. There have been no tax audits by the Internal Revenue Service of records of the Company, SDI, SDIPI, SunSub A and SunSub B to date nor have agreements to extend the time for assessment been executed to date. Various State taxing authorities have in progress tax audits of records of the Company.

2.11 Indebtedness                                                    Page 4 of 4

                - See the Attached Schedule of Indebtedness and Obligations

                - Lease Obligations as described in Note 11 to Consolidated
                  Financial Statements of SunSource Inc. and Subsidiaries as of and for the period ended December 31, 1997, furnished to the Banks.

2.12 Management Agreements

                Arthur Anderson -- Restructuring Consulting
                PricewaterhouseCoopers -- Annual Audit and Tax Compliance Registrar & Transfer Co. -- Transfer Agent
                Frank Russell Trust Co.  -- Investment Manager, Retirement Plans

2.13 Subsidiaries and Investments

                Employee advances aggregating $ 20,000 as of September 30, 1998.


2.14 ERISA


                Unfunded liabilities for post-retirement life or health benefits are estimated for the following Operating Division: J. N. Fauver Company $452,000

                The Company is a party to multi-employer pension plans of which there was no withdrawal liability as of December 31, 1997, but which could have withdrawal liability in the future. The multi-employer pension plans are as follows:

                Harding Glass Industries - International Brotherhood of Painters and Allied Trades Pension Trust--Glaziers, Architectural Metal and Glass-workers Local #930 and Glaziers Local #911

                - Glaziers Local #930 Pension Trust

                - Western Conference of Teamsters Pension Trust


2.17 Hazardous Wastes, Substances and Petroleum Products

                Philips & Company
                Mid-MO Superfund Site --Limited Liability Expected

                Downey Glass Company
                Operating Industries, Inc. Landfill Superfund Site
                Liability not expected to exceed $300,000 recorded on the books of SunSource Inc. as of September 30, 1998.

                          SDI OPERATING PARTNERS, L.P.
                           EXISTING LETTERS OF CREDIT
                                 AS OF 11/30/98

                                 (in thousands)


          DIVISION                     ISSUING BANK                            BENEFICIARY                     AMOUNT
          --------                     ------------                            -----------                     ------
Stand-By Letters of Credit:

Business Insurance - Loss Casualty Program:
SunSource Headquarters                  First Union               Legion Ins. Co. - 5th/6th Policy Years        $1,750
SunSource Headquarters                  First Union            Mutual Indemnity - 1st - 4th Policy Years(1)      1,300
                                                                                                                ------
                                                                        Total Stand-By Letters of Credit        $3,050
                                                                                                                ======
----------------------------------------------------------------------------------------------------------------------
Documentary or Trade Letters of Credit:
Hillman Fastener                            First Union                                                            467
Kar Products                                First Union                                                             23
                                                                                                                ------
                                                                     Total Documentary Letters of Credit        $  490
                                                                                                                ======
                                                                                 Grand Total - All LOC's        $3,540
                                                                                                                ======

(1) Issued on December 15, 1998

                          SDI OPERATING PARTNERS, L.P.
                            SCHEDULE OF INDEBTEDNESS
                                 AS OF 11/30/98

                                 (in thousands)

                                                                                                                    TOTAL
                                                                                                                 OUTSTANDING
                                                                                                                   PRINCIPAL
          OBLIGOR                                               HOLDER                       BALANCE                SECURITY
          -------                                               ------                       -------              -----------
SDI Operating Partners, L.P.                                      Teachers Insurance Co.    $ 60,000         Unsecured Senior Debt
SDI Operating Partners, L.P.                                       Cananwell Finance Co.         884                Unsecured Debt
SDI Operating Partners, L.P.                First Union National Bank - Revolving Credit      11,440         Unsecured Senior Debt
                                              The Bank of Nova Scotia - Revolving Credit      11,440         Unsecured Senior Debt
                                                     Fifth Third Bank - Revolving Credit       6,160         Unsecured Senior Debt
                                                 SunTrust Banks, Inc. - Revolving Credit       6,160         Unsecured Senior Debt
                                               The Fuji Bank, Limited - Revolving Credit       8,800         Unsecured Senior Debt
                                                                                            --------
                                                                  Total Revolving Credit      44,000
                                                                                            --------
A&H Bolt - A division of SDI
 Operating Partners, L.P.                                            Bank of Nova Scotia           -             Unsecured line of
                                                                                                                            credit
arding Glass - A division of SDI
 Operating Partners, L.P.                                             L.O.F. Trade Notes         974               Glass Inventory
Hillman Fastener - A division of SDI
 Operating Partners, L.P.                                                    Fifth Third         862    Capital Leases - Packaging
                                                                                            --------                     Equipment
                                                                                   Total    $106,720
                                                                                            ========


                                    EXHIBIT C

                         Form of Compliance Certificate

                  To:  Each holder of a Note under the Amended and Restated
                       Note Purchase Agreement dated as of December 31, 1998 among SunSource Inc. (the "Company"), its Subsidiaries as set forth on Schedule 1 thereto (together with the Company, the "Obligors"), its Subsidiaries as set forth on Schedule 2 thereto, as Guarantors, and Teachers Insurance and Annuity Association of America (as may be further amended, the "Agreement")

                  Attached hereto are the financial statements and other items required to be delivered to you pursuant to Paragraph 5.2 or 5.3 of the Agreement. All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Agreement.

                  The undersigned hereby certify that:

                  1. The attached financial statements were prepared in accordance with GAAP consistently applied and fairly present the financial condition of SunSource Inc. and its Consolidated Subsidiaries as of the date made and for the period covered.

                  2. As of the date of such financial statements, there exists no violation of any provision of the Agreement and there has not been an Event of Default or a Default, except as described in Item 3 below.

                  3. The following event or circumstance, is, or with the passage of time or giving of notice will be, an Event of Default:________________________________________

----------------------------------------------------------------------------

----------------------------------------------------------------------------.

                  4. The following actions are being taken with respect to the matter(s) identified in Item 3 above:___________________________________________

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------.

                  5. Attached hereto as Schedule 1 are the calculations of the covenants set forth in Paragraphs 5.12 through 5.14 and certain paragraphs in Section Six of the Agreement.


                  IN WITNESS WHEREOF, the undersigned, being the chief financial officer or controller of SunSource Inc., has executed and delivered this certificate this ____ day of _______________, ____.

                                     SUNSOURCE INC., for itself and on behalf of the other Obligors

                                     By:_____________________________________
                                        Name:
                                        Title:

                                   SCHEDULE 1

I.       CAPITALIZATION RATIO (Paragraph 5.12 of the Note Purchase Agreement)

         A. Funded Debt

            Indebtedness for borrowed money                          $__________

            Indebtedness evidenced by notes, debentures              $__________
                     or similar instruments

            Capital Leases                                           $__________

            Guarantees of Indebtedness or Capital Leases             $__________

            Letters of Credit and letter of credit                   $__________
                     reimbursement obligations

                                                                (A)  $__________

         B. Net Worth

            Total Assets                                             $__________

            Minus Total Liabilities                                  $__________

                                                                (B)  $__________

         C. Total Capital

            Funded Debt (Line A above)                               $__________

            Outstanding principal amount of Junior                   $__________
                     Subordinated Debentures

            Net Worth (Line B Above)                                 $__________

                                                                (C)  $__________



                  Capitalization Ratio (ratio of (A) to (C)): ________

            Covenant:

            (i) last day of each of the first two fiscal quarters of each fiscal year: 62%

            (ii) last day of each of the last two fiscal quarters of each fiscal year: 60%

                  Compliance:       ____YES           ____NO


II.      FIXED CHARGE COVERAGE RATIO (Paragraph 5.13 of the Note Purchase
         Agreement)

         A.  Adjusted EBITDAR for the most recent Rolling
                      Period

             1.  EBITDA

                 a. Net Income

                    Gross revenue (excluding                         $__________
                            extraordinary gains and
                            losses)

                    minus all expenses and other proper              $__________
                            charges (including taxes on
                            income)

                                                                     $__________


                 b. Interest Expense (including all                  $__________
                            interest paid on the Junior
                            Subordinated Debentures
                            (whether paid in cash or in
                            kind))

                 c. All provisions for income taxes                  $__________

                 d. Depreciation and amortization                    $__________
                            expense

                 e. Extraordinary losses minus                       $__________
                            extraordinary gains

                                                                (A)  $__________

             2.  Adjusted EBITDAR

                 a.       EBITDA (Total (A) above)                   $__________

                 b.       Rent expense                               $__________

                 c.       minus Capital Expenditures                 $__________

                                                                (B)  $__________

             3.  Fixed Charges

                 a.       Interest Expense (including                $__________
                                  interest paid on the
                                  Junior Subordinated
                                  Debentures to the extent
                                  paid in cash)

                 b.       Rent expense                               $__________

                 c.       Scheduled maturities paid on               $__________
                                  Funded Debt (excluding
                                  the Loan)

                 d.       Cash dividends paid by                     $__________
                                  SunSource Inc.
                                                                (C)  $__________

             Fixed Charge Coverage Ratio (ratio of (B) to (C)):       __________

             Covenant: As of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, the ratio must not be less than the amount set forth in the right hand column:

                           Period                              Minimum Ratio
                           ------                              -------------
         Date of Agreement through 12/31/98                         1.25
         3/31/99 through 9/30/99                                    1.40
         12/31/99 and the last day of each fiscal                   1.50
                  quarter thereafter

                           Compliance:     ____YES       ____NO


III.     LEVERAGE RATIO  (Paragraph 5.14 of the Note Purchase Agreement)

         A.       Funded Debt (as calculated above)            (A)   $__________

         B.       EBITDA (as calculated above)                 (B)   $__________



                  Leverage Ratio (ratio of (A) to (B)):  __________

                  Covenant:  ratio must not be greater than 3.25:1.

                           Compliance:     ____YES       ____NO


IV.      INDEBTEDNESS (Paragraph 6.1 of the Note Purchase Agreement)

         A.       Trade Indebtedness (6.1(iv))                       $__________

         B.       Indebtedness for purchase or lease of fixed
                  assets (6.1(v))                                    $__________

         C. Additional principal amounts outstanding of domestic non-Obligor, non-Guarantor Subsidiaries (6.1(ix)) $__________

         D.       Additional principal amounts outstanding of foreign
                  non-Obligor, non-Guarantor Subsidiaries (6.1(x))   $__________

         E.       Purchase money indebtedness (6.1(xi))              $__________

                           Compliance      ____ YES      ____ NO

V.       GUARANTIES (Paragraph 6.2 of the Note Purchase Agreement)

         A.       Guaranties (6.2(i))                                $__________

                           Compliance      ____ YES      ____ NO



VI.      LOANS (Paragraph 6.3 of the Note Purchase Agreement)

         A.       Loans to domestic non-Obligor, non-Guarantor
                  Subsidiaries (6.3(ii))                             $__________


         B.       Loans to foreign non-Obligor, non-Guarantor
                  Subsidiaries (6.3(iii))                            $__________


                           Compliance      ____ YES      ____ NO